UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Carter’s, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2016

Dear Shareholder,

It is my pleasure to invite you to attend our 2016 Annual Meeting of Shareholders on May 11, 2016 (the “Annual Meeting”). The meeting will be held at 8:00 a.m. at our offices located at 3438 Peachtree Road NE, Atlanta, Georgia 30326.

The attached Notice of the 2016 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting. Whether or not you plan to attend the Annual Meeting, your shares can be represented if you promptly submit your voting instructions by telephone, online, or by completing, signing, dating, and returning your proxy card in the enclosed envelope, or by following the instructions you have received from your broker or other nominee.

On behalf of our Board of Directors and Leadership Team, thank you for your investment in Carter’s, Inc.

Sincerely,

Michael D. Casey
Chairman and Chief Executive Officer

3438 Peachtree Road NE

Atlanta, GA 30326

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2016 Annual Meeting of Shareholders of Carter’s, Inc. (the “Annual Meeting”) will be held at 8:00 a.m. on May 11, 2016 at our offices located at 3438 Peachtree Road NE, Atlanta, Georgia 30326. The business matters for the Annual Meeting are as follows:

1)	The election of three Class I directors;

2)	An advisory approval of executive compensation (the “say-on-pay” vote);

3)	Approval of the Company’s Amended and Restated Equity Incentive Plan;

4)	Approval of the Company’s Amended and Restated Annual Incentive Compensation Plan;

5)	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016; and

6)	Any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 21, 2016 are entitled to receive notice of, attend, and vote at the Annual Meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares are represented at the Annual Meeting, please complete, sign, date, and return the proxy card in the envelope provided, submit your voting instructions by telephone or online, or follow the instructions you have received from your broker or other nominee.

If you plan to attend the Annual Meeting and are a registered shareholder, please bring the invitation attached to your proxy card. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting or request an invitation by writing to me at the address set forth above.

Important notice regarding the availability of proxy materials for the

2016 Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 11, 2016:

The proxy materials and the Annual Report to Shareholders are available at

http://www.carters.com/annuals

The Board of Directors recommends that you vote FOR each of the proposals identified above.

By order of the Board of Directors,

Michael C. Wu
Senior Vice President, General Counsel & Secretary

Atlanta, Georgia
March 30, 2016

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving this proxy statement?

The Board of Directors (the “Board”) of Carter’s, Inc. (“we,” “us,” “our,” “Carter’s,” or the “Company”) is soliciting proxies for our 2016 Annual Meeting of Shareholders on May 11, 2016 (the “Annual Meeting”). This proxy statement and accompanying proxy card are being mailed on or about April 7, 2016 to shareholders of record as of March 21, 2016, the record date (the “Record Date”) for the Annual Meeting.

You are receiving this proxy statement because you owned shares of Carter’s common stock on the Record Date and are, therefore, entitled to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. This proxy statement provides information on the matters on which the Board would like you to vote so that you can make an informed decision.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to address the following business matters:

1.	The election of three Class I directors (see page 15);

2.	An advisory approval of compensation for our named executive officers (“NEOs”) (the “say-on-pay” vote) (see page 40);

3.	Approval of the Company’s Amended and Restated Equity Incentive Plan (see page 41);

4.	Approval of the Company’s Amended and Restated Annual Incentive Compensation Plan (see page 47);

5.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for fiscal year 2016 (see page 53); and

6.	All other business that may properly come before the meeting.

Who is asking for my vote?

The Company is soliciting your proxy on behalf of the Board. The Company is paying for the costs of this solicitation and proxy statement.

Who can attend the Annual Meeting?

All shareholders of record, or their duly appointed proxies, may attend the Annual Meeting. Beneficial holders who hold shares “in street name” may also attend provided they obtain the appropriate documents from their broker or other nominee. As of the Record Date, there were 51,441,101 shares of common stock issued and outstanding.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter submitted to shareholders at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner “in street name”?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record for these shares. As the shareholder of record, you have the right to grant your voting proxy directly to the persons listed on your proxy card or vote in person at the Annual Meeting.

If your shares are held in a brokerage account or through another nominee, such as a trustee, you are considered the beneficial owner of shares held “in street name.” These proxy materials are being forwarded to you together with a voting instruction card. As a beneficial owner, you have the right to direct your broker or other nominee how to vote, and you are also invited to attend the Annual Meeting. Because you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a proxy from the broker or other nominee that holds your shares. Your broker or other nominee should have provided directions for you to instruct the broker or other nominee on how to vote your shares.

What constitutes a quorum?

A quorum is the minimum number of shares required to be present to transact business at the Annual Meeting. Pursuant to the Company’s by-laws, the presence at the Annual Meeting, in person, by proxy, or by remote communication, of the holders of at least a majority of the shares entitled to be voted will constitute a quorum. Broker non-votes and abstentions will be counted as shares that are present at the meeting for purposes of determining a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker and you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your broker only has discretionary authority to vote on Proposal Number Five. Therefore, your broker will not have discretion to vote on any other proposal unless you specifically instruct your broker on how to vote your shares by returning your completed and signed voting instruction card that your broker will provide you.

What are my choices when casting a vote with respect to the election of Class I directors, and what vote is needed to elect the director nominees?

In voting on the election of Class I directors (Proposal Number One), shareholders may:

1.	vote for any of the nominees,

2.	vote against any of the nominees, or

3.	abstain from voting on any of the nominees.

Pursuant to our by-laws, a nominee must receive the vote of a majority of the shares present and entitled to vote, which means that the number of votes cast “for” a director nominee must exceed the number of votes cast

“against” that nominee and votes to “abstain” with respect to that nominee. Any nominee not receiving such majority must turn in his or her resignation for consideration by the Board. Votes to abstain on Proposal Number One will have the practical effect of a vote “against” a director nominee. Broker non-votes will not have an impact on this vote.

What are my choices when casting an advisory vote on approval of compensation of the Company’s NEOs, commonly referred to as the “say-on-pay” vote, and what vote is needed to approve this proposal?

In voting on executive compensation (Proposal Number Two), shareholders may:

1.	vote for the approval of compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement,

2.	vote against the approval of compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement, or

3.	abstain from voting on compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement.

Because Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our NEOs. Abstentions and broker non-votes, if any, will not have any effect on this advisory vote.

What are my choices when voting on whether to approve the Amended and Restated Equity Incentive Plan, and what vote is needed to approve this proposal?

In voting on the Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) (Proposal Number Three), shareholders may:

1.	vote for the Equity Incentive Plan,

2.	vote against the Equity Incentive Plan, or

3.	abstain from voting for the Equity Incentive Plan.

The Equity Incentive Plan is designed to allow awards granted under it to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. As more fully described in Proposal Number Three, performance-based compensation is not subject to the deduction limits of Section 162(m) if, among other things, the material terms of the plan (including possible performance goals and the maximum amount payable to any covered employee) are approved by shareholders at least once every five years. As a result, the Equity Incentive Plan is being submitted to shareholders for approval at the Annual Meeting.

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes will not affect the outcome of this proposal.

What are my choices when voting on whether to approve the Amended and Restated Annual Incentive Compensation Plan, and what vote is needed to approve this proposal?

In voting on the Amended and Restated Equity Annual Incentive Compensation Plan (the “Incentive Compensation Plan”) (Proposal Number Four), shareholders may:

1.	vote for the Incentive Compensation Plan,

2.	vote against the Incentive Compensation Plan, or

3.	abstain from voting for the Incentive Compensation Plan.

The Incentive Compensation Plan, similar to the Equity Incentive Plan, is designed to allow awards granted under it to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. As more fully described in Proposal Number Four, performance-based compensation is not subject to the deduction limits of Section 162(m) if, among other things, the material terms of the plan (including possible performance goals and the maximum amount payable to any covered employee) are approved by shareholders at least once every five years. As a result, the Incentive Compensation Plan is also being submitted to shareholders for approval at the Annual Meeting.

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes will not affect the outcome of this proposal.

What are my choices when voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal 2016, and what vote is needed to approve this proposal?

In voting on the ratification of PwC (Proposal Number Five), shareholders may:

1.	vote to ratify PwC’s appointment,

2.	vote against ratifying PwC’s appointment, or

3.	abstain from voting on ratifying PwC’s appointment.

The approval of Proposal Number Five requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

How does the Board recommend that I vote?

The Board recommends a vote:

FOR the election of the nominees for Class I directors (Proposal Number One);

FOR the approval of the compensation of the Company’s NEOs as described in this proxy statement (Proposal Number Two);

FOR the approval of the Equity Incentive Plan (Proposal Number Three);

FOR the approval of the Incentive Compensation Plan (Proposal Number Four); and

FOR the ratification of the appointment of PwC (Proposal Number Five).

How do I vote?

If you are a shareholder of record, you may vote in one of four ways. First, you may vote online by completing the voting instruction form found at www.proxyvote.com. You will need your proxy card when voting online. Second, you may vote by touch-tone telephone by calling 1-800-690-6903. Third, you may vote by mail by signing, dating, and mailing your proxy card in the enclosed envelope. Fourth, you may vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee, these proxy materials are being forwarded to you together with a voting instruction card from your broker or nominee. Follow the instructions on the voting instruction card in order to vote your shares by proxy or in person.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change or revoke your vote at any time before your proxy votes your shares by submitting written notice of revocation to Michael C. Wu, Senior Vice

President, General Counsel, and Secretary of Carter’s at the Company’s address set forth in the 2016 Notice of Annual Meeting, or by submitting another proxy card bearing a later date. Alternatively, if you have voted by telephone or online, you may change your vote by calling 1-800-690-6903 and following the instructions. The powers granted by you to the proxy holders will be suspended if you attend the Annual Meeting in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you hold your shares through a broker or other custodian and would like to change your voting instructions, please review the directions provided to you by that broker or custodian.

May I vote confidentially?

Yes. Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election for the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

As of the date of this proxy statement, the Board knows of no matters other than those set forth herein that will be presented for determination at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting and call for a vote of shareholders, the Board intends proxies to be voted in accordance with the judgment of the proxy holders.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K within four business days after the Annual Meeting.

What is “householding” of the Annual Meeting materials?

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold shares registered directly in your name. You can notify the Company by sending a written request to Mr. Wu at the Company’s address set forth in the 2016 Notice of Annual Meeting or by calling us at (678) 791-1000.

How may I obtain a copy of the Company’s Annual Report?

A copy of our fiscal 2015 Annual Report on Form 10-K (the “Annual Report”) accompanies this proxy statement and is available at http://www.carters.com/annuals. Shareholders may also obtain a free copy of our

Annual Report by sending a request in writing to Mr. Wu at the Company’s address set forth in the 2016 Notice of the Annual Meeting or by calling us at (678) 791-1000.

When are shareholder proposals due for consideration in next year’s proxy statement or at next year’s Annual Meeting?

A proposal for action to be presented by any shareholders at the 2017 annual meeting of shareholders will be acted upon only:

•	if the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the U.S. Exchange Act of 1934 (the “Exchange Act”), the proposal is submitted in writing to Mr. Wu at the Company’s address set forth in the 2016 Notice of Annual Meeting and received on or before December 8, 2016; or

•	if the proposal is not to be included in the proxy statement, pursuant to our by-laws, the proposal is submitted in writing in the same manner specified above no earlier than January 10, 2017, and no later than February 11, 2017.

There are additional requirements under our by-laws and the proxy rules to present a proposal, including continuing to own a minimum number of shares of our stock until next year’s annual meeting and appearing in person at the annual meeting to explain your proposal.

What do you mean by fiscal years in this proxy statement?

Our fiscal year ends on the Saturday, in December or January nearest the last day of December, resulting in an additional week of results every five or six years. For instance, fiscal 2016, which will end on December 31, 2016, will contain 52 weeks. Fiscal 2015, which ended on January 2, 2016, contained 52 weeks. Fiscal 2014, which ended on January 3, 2015, contained 53 weeks. Fiscal 2013, which ended on December 28, 2013, contained 52 weeks.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting, contact Mr. Wu at the Company’s address set forth in the 2016 Notice of Annual Meeting or by calling us at (678) 791-1000.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Board of Directors

Our Board currently consists of nine directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of shareholders, to hold office for a three-year term and until successors of the members of such class have been elected and qualified, subject to their earlier death, resignation, or removal.

The Board believes that each director, including the nominees for election as Class I directors (Proposal Number One), has valuable skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and strategic vision necessary to provide effective oversight of the Company’s business operations. Our directors have extensive experience, both domestically and internationally, in different fields, including apparel and retail, brand marketing, logistics and technology, global sourcing, and finance and accounting.

The Board also believes that, as indicated in the following biographies, each director has demonstrated significant leadership in positions such as chief executive officers, chief financial officers, division presidents, and other senior executive officers. In addition, many of our directors have significant experience in the oversight of public companies due to their service as directors of Carter’s and other companies.

Amy Woods Brinkley became a director in February 2010. Ms. Brinkley is the manager and owner of AWB Consulting, LLC, which provides executive advisory and risk management consulting services. Ms. Brinkley retired from Bank of America Corporation in 2009 after spending more than 30 years with the company. Ms. Brinkley served as its Chief Risk Officer from 2002 through mid-2009. Prior to 2002, Ms. Brinkley served as President of Bank of America’s Consumer Products division and was responsible for the credit card, mortgage, consumer finance, telephone, and eCommerce businesses. Before that, Ms. Brinkley held positions of Executive Vice President and Chief Marketing Officer overseeing Bank of America’s Olympic sponsorship and its national rebranding and name change. Ms. Brinkley is currently a director of TD Bank Group, Roper Technologies, Inc., and the Bank of America Charitable Foundation. She also serves as a trustee for the Princeton Theological Seminary and on the board of commissioners for the Carolinas Healthcare System.

Director Qualifications: Ms. Brinkley brings to the Board valuable perspective and insight with respect to finance and accounting, eCommerce, brand marketing, general management experience, and risk management as a result of her years of service in various senior executive positions at Bank of America Corporation. She also possesses leadership and corporate governance experience attained through her service with TD Bank, Roper Technologies, Inc., Princeton Theological Seminary, and the Carolinas Healthcare System.

Michael D. Casey became a director in August 2008 and was named Chairman of the Board of Directors in August 2009. Mr. Casey joined the Company in 1993 as Vice President of Finance. Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008. Prior to joining the Company, Mr. Casey worked for Price Waterhouse LLP, a predecessor firm to PwC, from 1982 to 1993. He also presently serves on the board of directors of The Fresh Market, Inc.

Director Qualifications: Mr. Casey brings to the Board valuable perspective and insight with respect to our business, industry, challenges, and opportunities as a result of his years serving in a variety of senior executive positions at the Company. Mr. Casey also represents management’s perspective on important matters to the Board. His service as a director of The Fresh Market also has provided him with additional insight into the corporate governance of retail companies.

Vanessa J. Castagna became a director in November 2009. Ms. Castagna served as Executive Chairwoman of Mervyn’s, LLC from 2005 until 2007. Ms. Castagna previously served as Chairwoman and Chief Executive Officer of JCPenney Stores, Catalog and Internet for J.C. Penney Company, Inc. from 2002 through 2004. While at JCPenney, Ms. Castagna also served as its Chief Operating Officer from 1999 to 2002. Prior to that, Ms. Castagna held various senior-level merchandising positions at Target, Walmart, and Marshall’s. Ms. Castagna served as a director of Levi Strauss & Co. from 2007 until 2015 and currently serves on the board of trustees of Purdue University.

Director Qualifications: Ms. Castagna brings to the Board over 30 years of experience in the retail industry, and with her executive-level service to Mervyn’s, JC Penney, and Walmart, has valuable perspective and insight with respect to the apparel and retail industry, merchandising, and brand marketing. Her experience as a director of Levi Strauss & Co. and as a trustee of Purdue University provides the Board with a valuable understanding and a unique perspective on governance matters.

A. Bruce Cleverly became a director in March 2008. Mr. Cleverly retired as President of Global Oral Care from Procter & Gamble Company/The Gillette Company in September 2007, a position he held since 2005. Mr. Cleverly joined The Gillette Company in 1975 as a Marketing Assistant and held positions of increasing responsibility in brand management and general management in the United States, Canada, and the United Kingdom. In 2001, Mr. Cleverly became President of Gillette’s worldwide Oral Care business. In October 2005, Mr. Cleverly became President of The Procter & Gamble Company’s Global Oral Care division. Mr. Cleverly is a director of Rain Bird Corporation, Shaser BioScience, Inc., and WaterPik, Inc.

Director Qualifications: Mr. Cleverly brings to the Board extensive experience in general management, consumer products, international operations, brand management, and brand marketing, after spending over 30 years at Procter & Gamble Company and The Gillette Company. His thorough understanding and appreciation for the corporate governance of the Board can be seen through his service on the above-listed boards of directors.

Jevin S. Eagle became a director in July 2010. Mr. Eagle served as Chief Executive Officer and director of DavidsTea Inc., a specialty tea retailer in the U.S. and Canada, from April 2012 to April 2014. Mr. Eagle previously held several senior leadership positions at Staples, Inc. from 2002 to 2012, including Executive Vice President, Merchandising and Marketing. Prior to joining Staples, Mr. Eagle worked for McKinsey & Company, Inc. from 1994 to 2001, eventually becoming a partner in the firm’s retail practice.

Director Qualifications: Mr. Eagle brings to the Board broad experience in a number of areas, as the former Chief Executive Officer and director of DavidsTea and Executive Vice President, Merchandising and Marketing of Staples, including retail, management, merchandising, strategic planning, and brand marketing. His experience in the retail industry provides our Board with critical insights.

Paul Fulton became a director in May 2002. Mr. Fulton retired as President of Sara Lee Corporation in 1993 after spending 34 years with the company. He is currently non-executive chairman of the board of directors of Bassett Furniture Industries, Inc. and a director of Premier Commercial Bank. Mr. Fulton was previously a director of Bank of America Corporation, where he served from 1993 to 2007, Lowe’s Companies, Inc., where he served from 1996 to 2007, and Sonoco Products Company, Inc., where he served from 1989 to 2005.

Director Qualifications: Mr. Fulton brings to the Board valuable perspective and insight with respect to the retail industry, executive compensation, and management as the former President of Sara Lee Corporation and current non-executive chairman of the board of Bassett Furniture Industries, Inc. His service as a director of Bank of America, Lowe’s Companies, and Sonoco Products demonstrates his thorough understanding of the operations and corporate governance of large public companies.

William J. Montgoris became a director in August 2007. Mr. Montgoris retired as Chief Operating Officer of The Bear Stearns Companies, Inc. in 1999, a position he held since August 1993, after spending 20 years with the company. While at Bear Stearns, Mr. Montgoris also served as the company’s Chief Financial Officer from

April 1987 until October 1996. Mr. Montgoris currently serves as the non-executive chairman of the board of directors of Stage Stores, Inc. Mr. Montgoris is also a trustee of Colby College. Mr. Montgoris was previously a director of OfficeMax Incorporated, where he served from July 2007 to November 2013.

Director Qualifications: Mr. Montgoris brings to the Board valuable perspective and insight with respect to finance and accounting after spending over 20 years in the investment banking industry. Mr. Montgoris’ financial expertise offers our Board a deep understanding of financial and audit-related matters. As chairman of the board of directors for Stage Stores, Mr. Montgoris also brings valuable insight with respect to the retail apparel industry and the oversight of public companies.

David Pulver became a director in January 2002. Mr. Pulver has been a private investor for more than 25 years and is the President of Cornerstone Capital, Inc. Mr. Pulver was previously a director of Hearst-Argyle Television, Inc., where he served from 1997 through 2009 and Costco Wholesale Corporation, where he served from 1983 through 1993. Mr. Pulver currently serves as a trustee of Colby College and as a director of the Bladder Cancer Advocacy Network. Mr. Pulver was a founder of The Children’s Place, Inc. and served as its Chairman and Co-Chief Executive Officer until 1982.

Director Qualifications: Mr. Pulver brings to the Board valuable perspective and insight with respect to children’s apparel and the retail industry as a founder and former Chairman and Co-Chief Executive Officer of The Children’s Place. Mr. Pulver’s former and current service on various boards of directors has given him valuable experience with respect to finance and accounting, management, and oversight of public companies.

Thomas E. Whiddon became a director in August 2003. Mr. Whiddon retired as Executive Vice President-Logistics and Technology of Lowe’s Companies, Inc. in March 2003, a position he held since 2000. From 1996 to 2000, Mr. Whiddon served as Lowe’s Chief Financial Officer. Since his retirement, Mr. Whiddon has worked as a consultant, serving various companies in executive capacities on an interim basis. Mr. Whiddon is currently a director of Sonoco Products Company, Inc., Dollar Tree Stores, Inc., and BayCare Health System.

Director Qualifications: Mr. Whiddon brings to the Board valuable perspective and insight with respect to management, logistics, technology, and finance and accounting through his many years of experience in the retail industry. His service on the above-listed boards of directors demonstrates his thorough understanding of corporate governance matters. Also, Mr. Whiddon’s financial expertise offers our Board a deep understanding of audit-related matters.

Board Leadership Structure

The Company’s Corporate Governance Principles provide that the positions of Chairman of the Board of Directors and Chief Executive Officer may be combined if the non-management directors determine it is in the best interest of the Company. In August 2009, the non-management directors appointed Mr. Casey Chairman of the Board. The Board believes it is appropriate to continue to combine the positions of the Chairman and Chief Executive Officer. Mr. Casey has over 20 years of management, finance, and administrative leadership experience at the Company. In addition, Mr. Casey has extensive knowledge of, and experience with, all other aspects of the Company’s business, including with its employees, customers, vendors, and shareholders. Having Mr. Casey serve as both Chairman and Chief Executive Officer helps promote unified leadership and direction for both the Board and management.

In connection with Mr. Casey’s appointment as Chairman, the non-management directors also created the position of Lead Independent Director (“Lead Director”) and appointed Mr. Whiddon to serve in that role. The non-management directors created the Lead Director position to, among other things, ensure that the non-management directors maintain proper oversight of management and Board process. The responsibilities of the Lead Director include:

•	serving as an advisor to the Chief Executive Officer on Board, executive management, and other significant matters;

•	serving, as necessary, as a liaison between non-management directors and the Chief Executive Officer;

•	together with the Chairman of the Nominating and Corporate Governance Committee, providing annual Board assessment and other feedback to the Chief Executive Officer;

•	advising the Chief Executive Officer on the Board’s informational needs;

•	consulting on Board meeting materials, schedules, and agendas;

•	calling and presiding over executive sessions of non-management directors;

•	presiding at Board meetings in the absence of the Chairman; and

•	after consultation with the Chief Executive Officer, communicating with major shareholders or other interested parties, as appropriate.

Board Meetings

Our Corporate Governance Principles require Carter’s to have at least four regularly scheduled Board meetings each year, and each director is expected to attend each meeting. The Board met four times during fiscal 2015. In fiscal 2015, no director participated in less than 75% of the aggregate number of all of the Board and applicable committee meetings. Although the Company does not have a policy regarding director attendance at annual meetings, all directors attended the Company’s Annual Meeting in fiscal 2015.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. Any non-management director can request that an additional executive session be scheduled. The Board’s Lead Director presides at the executive sessions of non-management directors.

Board Committees

Our Board has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The charters for each committee are available in the Investor Relations section of our website at ir.carters.com or in print by contacting Mr. Wu at the Company’s address set forth in the 2016 Notice of Annual Meeting. The Board may also establish other committees to assist in the discharge of its responsibilities. The table below identifies the current committee members and committee chairmen (as indicated by the “C”).

Director	Audit	Compensation	Nominating & Corporate Governance
Amy Woods Brinkley	✓	✓
Vanessa J. Castagna			✓
A. Bruce Cleverly		✓	C
Jevin S. Eagle		✓
Paul Fulton		C	✓
William J. Montgoris	✓
David Pulver	C
Thomas E. Whiddon	✓		✓

Number of Fiscal 2015 Committee Meetings	10	4	5

Audit Committee

The members of our Audit Committee are Ms. Brinkley and Messrs. Montgoris, Pulver, and Whiddon. Mr. Pulver serves as Chairman of the Committee. During fiscal 2015, the Audit Committee held ten meetings. The Audit Committee is responsible for, among other things:

•	oversight of quality and integrity of, and risks related to, the consolidated financial statements, including the accounting, auditing, and financial reporting practices of the Company;

•	oversight of the Company’s internal control over financial reporting;

•	oversight of the Company’s audit process;

•	oversight of the processes, procedures, and capabilities of the Company’s enterprise risk management program;

•	appointment of the independent auditor and oversight of their performance, including their qualifications and independence;

•	oversight of the Company’s compliance with legal and regulatory requirements, except to the extent oversight is delegated to other Board committees; and

•	oversight of the performance of the Company’s internal audit function.

The Audit Committee operates pursuant to a written charter that addresses the requirements of the New York Stock Exchange’s (“NYSE”) listing standards. The Board has determined that each member of the Audit Committee is independent and meets the financial literacy requirements, each as set forth in the NYSE’s listing standards. The Board has also determined that each of Messrs. Montgoris, Pulver, and Whiddon is an “audit committee financial expert” as defined under SEC rules.

The Audit Committee Report is included in this proxy statement on page 52.

Compensation Committee

The members of our Compensation Committee are Ms. Brinkley and Messrs. Cleverly, Eagle, and Fulton. Mr. Fulton serves as Chairman of the Committee. During fiscal 2015, the Compensation Committee held four meetings. The Compensation Committee is responsible for, among other things:

•	establishing the Company’s philosophy, policies, and strategy relative to executive compensation, including the mix of base salary, short-term and long-term incentive compensation within the context of stated guidelines for compensation relative to peer companies, as determined from time to time by the Compensation Committee;

•	evaluating the performance of the Chief Executive Officer and other executive officers relative to approved performance goals and objectives;

•	setting the compensation of the Chief Executive Officer and other executive officers based upon the evaluation of performance, market benchmarks, and other factors;

•	assisting the Board in developing and evaluating candidates for key executive positions and ensuring a succession plan is in place for the Chief Executive Officer and other executive officers;

•	evaluating compensation plans, policies, and programs with respect to executive officers, independent directors, and certain key personnel;

•	monitoring and evaluating benefit programs for the Company’s executive officers and certain key personnel;

•	reviewing and discussing with management, and recommending to the Board for inclusion in the proxy statement, proposals relating to shareholder advisory votes on executive compensation (the “say-on-pay” proposal) and on the frequency of the “say-on-pay” proposal; and

•	reviewing and discussing with management the Company’s Compensation Discussion and Analysis (“CD&A”) and producing an annual report on executive compensation for inclusion in the proxy statement, as applicable.

This year’s Compensation Committee Report is included in this proxy statement on page 30.

The CD&A, which begins on page 20, discusses how the Compensation Committee makes compensation-related decisions regarding our NEOs.

The Compensation Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards. The Board has determined that each member of the Compensation Committee is independent as defined in the NYSE’s listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serving during fiscal 2015 has been an officer or other employee of the Company. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Ms. Castagna and Messrs. Cleverly, Fulton, and Whiddon. Mr. Cleverly serves as Chairman of the Committee. During fiscal 2015, the Nominating and Corporate Governance Committee held five meetings. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates qualified to become Board members;

•	recommending directors for appointment to Board committees; and

•	developing and recommending to the Board a set of corporate governance principles and monitoring the Company’s compliance with, and effectiveness of, such principles.

The Nominating and Corporate Governance Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards. The Board has determined that each member of the Committee is independent as defined in the NYSE’s listing standards.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee regularly assesses the appropriateness of the size of the Board. In the event that vacancies occur or are anticipated, the Committee will consider prospective nominees that come to its attention through current Board members, search firms, or certain shareholders. The Board believes that it is appropriate to limit the group of shareholders who can propose nominees due to time constraints on the Nominating and Corporate Governance Committee. The Committee will consider persons recommended by shareholders who hold more than 1% of our common stock for inclusion as nominees for election to the Board if the names of such persons are submitted to Mr. Wu at the Company’s address set forth in the 2016 Notice of Annual Meeting. This submission must be made in writing and in accordance with our by-laws, including mailing the submission in a timely manner, share ownership at the time of the Annual Meeting, and including the nominee’s name, address, and qualifications for Board membership.

When evaluating a potential candidate for membership on the Board, including candidates properly submitted by shareholders, the Committee considers each candidate’s skills and experience and assesses the needs of the Board and its committees at that point in time. Although the Committee does not have a formal policy on diversity, it believes that diversity is an important factor in determining the composition of the Board, and seeks to have Board members with diverse backgrounds, experiences, and points of view. In connection with its assessment of all prospective nominees, the Committee will determine whether to interview such prospective nominees, and if warranted, one or more members of the Committee, and others as appropriate, will interview such prospective nominees in person or by telephone. Once this evaluation is completed, if warranted, the Committee will provide to the Board, for approval, a list of nominees for election at the Annual Meeting.

Shareholder Communication with Directors

A shareholder or other interested party may submit a written communication to the Board, the Lead Director, or individual non-management directors. The submission must be delivered to Mr. Wu at the Company’s address set forth in the 2016 Notice of Annual Meeting.

The Board, the Lead Director, or non-management directors may require the submitting shareholder to furnish such information as may be reasonably required or deemed necessary to sufficiently review and consider the submission of such shareholder.

Each submission will be forwarded, without editing or alteration, to the Board, the Lead Director, or individual non-management directors, as appropriate, at, or prior to, the next scheduled meeting of the Board. The Board, the Lead Director, or individual non-management directors, as appropriate, will determine, in their sole discretion, the method by which such submission will be reviewed and considered.

Risk Oversight

The Company’s management is responsible for identifying, assessing, managing, and mitigating the Company’s strategic, financial, operational, and compliance risks. The Board is responsible for overseeing risk management of the Company and management’s efforts in these areas. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees. The Board’s Audit Committee is responsible for overseeing the processes, procedures, and capabilities of the Company’s enterprise risk management program, risks related to financial statements, financial reporting, and internal controls, as well as compliance with legal and regulatory requirements. The Compensation Committee oversees risks associated with the Company’s compensation policies and practices with respect to both executive compensation and compensation generally, as well as compliance with legal and regulatory requirements as they relate to compensation. The Compensation Committee reviews the Company’s compensation policies and practices with management to confirm that there are no risks arising from such compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee is responsible for overseeing compliance with legal and regulatory requirements as such requirements relate to corporate governance, and for overseeing risks related to the Company’s social compliance program. The Board and its Committees receive updates from senior management on relevant risks and management efforts in these areas at its Board and Committee meetings at least annually and more frequently, as appropriate.

Corporate Governance Principles and Code of Ethics

The Company is committed to conducting its business with the highest level of integrity and maintaining the highest standards of corporate governance. Our Corporate Governance Principles and Code of Ethics provide the structure within which our Board and management operate the Company. The Company’s Code of Ethics applies to all directors and Company employees, including each of the Company’s executive officers. Our Corporate Governance Principles and Code of Ethics are available in the Investor Relations section of our website at ir.carters.com or in print by contacting Mr. Wu at the Company’s address set forth in the 2016 Notice of Annual Meeting.

Director Independence

The NYSE listing standards and the Company’s Corporate Governance Principles require a majority of the Company’s directors to be independent from the Company and the Company’s management. For a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company. The Board considers all relevant information provided by each director regarding any relationships each director may have with the Company or management. As a result of this review, our Board has determined that all of our non-management directors are independent and meet the independence requirements under the listing standards of the NYSE, rules and regulations of the SEC, and the Company’s Corporate Governance Principles.

PROPOSAL NUMBER ONE

ELECTION OF CLASS I DIRECTORS

The Board proposes that the three Class I director nominees be re-elected to the Board to serve until the Annual Meeting in 2019, or until his or her earlier resignation, death, or removal. Each nominee currently serves as a Class I director. In addition to the three Class I nominees, the Company’s current Class II and Class III directors are listed below.

Class I Directors—Terms Expiring at the Annual Meeting

Name	Age
Vanessa J. Castagna	66
William J. Montgoris	69
David Pulver	74

The individuals who will continue to serve as Class II and Class III directors after the Annual Meeting are:

Class II Directors—Terms Expiring at the Annual Meeting in 2017

Name	Age
Amy Woods Brinkley	60
Michael D. Casey	55
A. Bruce Cleverly	70
Jevin S. Eagle	49

Class III Nominees—Terms Expiring at the Annual Meeting in 2018

Name	Age
Paul Fulton	81
Thomas E. Whiddon	63

The Company currently has a vacancy in Class III as a result of Mr. John R. Welch not standing for re-election in 2015. The Company is presently conducting a search for a director to fill this vacancy.

The Board recommends a vote FOR the election of Vanessa J. Castagna, William J. Montgoris, and David Pulver as Class I directors.

Vote Required

Pursuant to our by-laws, a nominee must receive the vote of a majority of the shares present and entitled to vote, which means that the number of votes properly cast “for” a director nominee must exceed the combined number of votes cast “against” that nominee and votes to “abstain” with respect to that nominee for that nominee to be elected. Abstentions and broker non-votes will be counted towards a quorum, and abstentions will have the practical effect of a vote “against” a director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation. The Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether it should accept or reject such resignation. The Board, taking into account such recommendation, will decide whether to accept such resignation. The Board’s decision will be publicly disclosed within ninety (90) days after the results of the election are certified. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding his resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders at which such director faces re-election and until such director’s successor is elected and qualified.

COMPENSATION OF DIRECTORS

Each of our non-management directors receives an annual retainer, meeting fees, and an annual equity grant. Each of our committee chairmen and our Lead Director receives an additional annual retainer. With respect to each director who served on the Board in fiscal 2015, each such director’s annual retainer was comprised of a $60,000 cash payment and a fully-vested grant of our common stock valued at approximately $130,000. Each director received meeting fees of $2,500 for each regularly scheduled Board meeting, and $1,000 for each regularly scheduled or special meeting of our standing Board committees.

In fiscal 2015, the chairman of our Audit Committee and our Lead Director each received $25,000 cash retainers, and the chairmen of our Compensation and Nominating and Corporate Governance Committees each received $20,000 cash retainers.

We reimburse directors for travel expenses incurred in connection with attending Board and committee meetings and for other expenses incurred while conducting Company business. Mr. Casey receives no additional compensation for serving on the Board. There are no family relationships among any of the directors or our executive officers and none of our non-management directors performed any services for the Company other than services as directors.

The following table provides information concerning the compensation of our non-management directors for fiscal 2015.

FISCAL 2015 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Total ($)
Amy Woods Brinkley	$82,000	$130,073	$212,073
Vanessa J. Castagna	$75,000	$130,073	$205,073
A. Bruce Cleverly	$89,000	$130,073	$219,073
Jevin S. Eagle	$74,000	$130,073	$204,073
Paul Fulton	$97,000	$130,073	$227,073
William J. Montgoris	$80,000	$130,073	$210,073
David Pulver	$105,000	$130,073	$235,073
John R. Welch (c)	$49,000	$55,016	$104,016
Thomas E. Whiddon	$109,000	$130,073	$239,073

(a)	This column reports the amount of cash compensation earned in fiscal 2015 through annual cash retainers and meeting fees.

(b)	On May 7, 2015, we issued 1,298 shares of common stock to each non-management director with a grant date fair value of $100.21 per share.

(c)	Mr. Welch retired from the Board effective May 7, 2015. The compensation received by Mr. Welch was pro-rated based on his Board service in fiscal 2015.

For complete beneficial ownership information of our common stock for each director, see heading “Securities Ownership of Beneficial Owners, Directors, and Executive Officers” on page 38.

Utilizing data on non-management director compensation from the Company’s peer group, as well as considering general industry trends presented by Hay Group, an independent compensation consultant, the Compensation Committee determined to increase non-management director cash retainer compensation from $55,000 to $60,000 for fiscal 2015.

Under the Company’s minimum ownership guidelines, no director may sell Company stock unless he or she owns shares of Company stock with a total market value in excess of five times his or her annual cash retainer, or $300,000, by the end of his or her second term of service on the Board. Each of our directors complied with these ownership guidelines in fiscal 2015.

EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND EXPERIENCE

The following table sets forth the name, age, and position of each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Michael D. Casey	55	Chairman of the Board of Directors and Chief Executive Officer
Brian J. Lynch	53	President
Kevin D. Corning	53	Executive Vice President, International
Julie A. D’Emilio	49	Senior Vice President of Sales
William G. Foglesong	46	Senior Vice President of Marketing
Peter R. Smith	55	Executive Vice President of Supply Chain
Richard F. Westenberger	47	Executive Vice President and Chief Financial Officer
Jeffrey B. Williams	42	Senior Vice President of Retail
Jill A. Wilson	49	Senior Vice President of Human Resources and Talent Development
Michael C. Wu	49	Senior Vice President, General Counsel, and Secretary

Michael D. Casey joined the Company in 1993 as Vice President of Finance. Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008. Mr. Casey became a director in 2008 and was named Chairman of the Board of Directors in 2009. Prior to joining the Company, Mr. Casey worked for Price Waterhouse LLP, a predecessor firm to PwC, from 1982 to 1993. He also presently serves on the board of directors of The Fresh Market, Inc.

Brian J. Lynch joined the Company in 2005 as Vice President of Merchandising. Mr. Lynch was named Senior Vice President in 2008, Executive Vice President and Brand Leader for Carter’s in 2009, and President in 2012. Prior to joining the Company, Mr. Lynch was with The Walt Disney Company in various merchandising, brand management, and strategy roles in the Disney Parks & Resorts division. Prior to Disney, Mr. Lynch worked for Champion Products, a division of Hanesbrands Inc.

Kevin D. Corning joined the Company in 2012 as Executive Vice President, International. From 2008 to 2012, Mr. Corning served as a General Manager in the Luxury & Lifestyle division of DKSH, a leading market expansion services company, where he was responsible for the manufacturing, marketing, and retail distribution of leading brands in Asia, including Levi’s and Dockers. From 2005 to 2007, Mr. Corning served as President of Masterfoods Brazil, a division of Mars, Incorporated. Mr. Corning started his career with Kraft Foods, Inc. and also worked for Nike, Inc. in various management positions, including country general manager roles in Chile and Brazil.

Julie A. D’Emilio joined the Company in 2006 as Vice President of Sales. In 2013, Ms. D’Emilio was named Senior Vice President of Sales. Prior to joining the Company, Ms. D’Emilio was with Calvin Klein Jeans, a division of The Warnaco Group, Inc., in various management positions, including Executive Vice President of Juniors and Girls, and Vice President of the Women’s Division. Ms. D’Emilio began her career with Liz Claiborne, Inc. and also worked for London Fog Industries, Inc. and Jones Apparel Group, a predecessor of The Jones Group, Inc.

William G. Foglesong joined the Company in 2010 as Senior Vice President of Marketing, with responsibility for marketing and eCommerce. From 2008 to 2010, Mr. Foglesong was the Vice President of Marketing and Direct-To-Consumer at Spanx, Inc., a leading woman’s apparel company. From 2002 to 2008, Mr. Foglesong worked at The Home Depot, Inc. where he held various management positions, including General Manager of Home Depot Direct. Mr. Foglesong started his career with the General Electric Company and gained additional experience at The Boston Consulting Group where he focused on building internet strategies for his clients.

Peter R. Smith joined the Company in 2015 as Executive Vice President of Supply Chain. From 2006 to 2015, Mr. Smith was with V.F. Corporation, serving most recently as Vice President, Supply Chain, EMEA & APAC based in Switzerland and previously as Senior Vice President, Supply Chain, VF Sportswear Coalition based in New York. Mr. Smith began his career at Phillips-Van Heusen Corporation and also worked for London Fog Industries, Inc. in various management positions, including Chief Operations Officer and President of London Fog Retail, Pacific Trail Outerwear and other roles in planning, operations, and business systems.

Richard F. Westenberger joined the Company in 2009 as Executive Vice President and Chief Financial Officer. Mr. Westenberger’s responsibilities include management of the Company’s finance and information technology functions. Prior to joining the Company, Mr. Westenberger served as Vice President of Corporate Finance and Treasurer of Hewitt Associates, Inc. from 2006 to 2008. From 1996 to 2006, Mr. Westenberger held various senior financial management positions at Sears Holdings Corporation and its predecessor organization, Sears, Roebuck and Co., including Senior Vice President and Chief Financial Officer of Lands’ End, Inc., Vice President of Corporate Planning & Analysis, and Vice President of Investor Relations. Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc. He began his career at Price Waterhouse LLP, a predecessor firm to PwC, and is a certified public accountant.

Jeffrey B. Williams joined the Company in 2004 as Director of Supply Chain. Mr. Williams was named Vice President of Inventory Management in 2004, Vice President of Operations in 2006, Senior Vice President, Retail Planning and Allocation in 2007, Senior Vice President, Retail Operations and Strategy in 2011, and Senior Vice President of Retail in 2012. Prior to joining the Company, Mr. Williams served in various positions at The Home Depot, Inc. and Bain & Company.

Jill A. Wilson joined the Company in 2009 as Vice President of Human Resources. In 2010, Ms. Wilson was named Senior Vice President of Human Resources and Talent Development. Ms. Wilson joined the Company after more than 20 years with The May Company and Macy’s. While at Macy’s, Ms. Wilson held various human resource positions of increasing responsibility, including Group Vice President of Human Resources. Ms. Wilson has extensive experience in a broad range of human resource disciplines to include global talent management, organizational development, learning and development, compensation, benefits, talent acquisition, and integration.

Michael C. Wu joined the Company in 2014 as Senior Vice President, General Counsel, and Secretary. From 2006 to 2014, Mr. Wu served as General Counsel and Secretary of Rosetta Stone Inc. From 1999 to 2006, Mr. Wu served in several legal and executive positions with Teleglobe International Holdings Ltd., a publicly traded company, including as Vice President and General Counsel. Prior to joining Teleglobe, Mr. Wu was a Senior Counsel for Global One Communications LLC, a joint venture between Deutsche Telekom, France Telecom, and Sprint. Mr. Wu also previously worked at Baker Botts, LLP and a firm which eventually merged into Morgan, Lewis & Bockius LLP.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis, or CD&A, is intended to provide information regarding the Company’s executive compensation program and practices. This CD&A covers a variety of topics, including the Company’s compensation philosophy regarding executive compensation, the role of our Compensation Committee in setting compensation of our executive officers, including our NEOs, and our executive compensation decisions for fiscal 2015.

Our NEOs for fiscal 2015 were:

•	Michael D. Casey, Chairman and Chief Executive Officer;

•	Richard F. Westenberger, Executive Vice President and Chief Financial Officer;

•	Brian J. Lynch, President;

•	Kevin D. Corning, Executive Vice President, International; and

•	Michael C. Wu, Senior Vice President, General Counsel, and Secretary.

Each of our NEOs was employed by the Company in their respective roles for all of fiscal 2015.

Executive Compensation Highlights for 2015

The Compensation Committee believes that our executive compensation program is appropriately designed to attract and retain superior executive talent and also to drive performance. After review of various factors, including our financial performance, the Compensation Committee took the following actions, among others, with respect to fiscal 2015 compensation for our NEOs:

•	reviewed the peer group used by the Compensation Committee as a source of comparative compensation data in 2015, and made certain changes to the peer group as described below;

•	paid out annual cash incentive compensation at 112% of target based on the level of achievement of the Company’s 2015 goals for performance in net sales, adjusted EBIT, adjusted EPS, and certain additional business objectives, each as described below; and

•	approved grants of stock options and time-based and performance-based restricted shares.

Compensation Governance

What We Do:

Align Pay with Company Performance: A significant portion of our NEOs’ total direct compensation is linked to Company performance in the form of incentive compensation and long-term performance stock.

Retain an Independent Compensation Consultant: The Compensation Committee retains an independent consultant to advise it on executive and director compensation matters and to help analyze comparative compensation data to confirm that the design and pay levels of our compensation program are consistent with market practices.

Utilize Stock Ownership Guidelines: We have stock ownership guidelines for our executive officers to encourage our executives to maintain a meaningful equity interest in the Company in order to more closely align executives’ interests with those of our shareholders in general.

Utilize Equity Retention Guidelines: Our equity retention policy for executive officers requires holding periods for time-based restricted stock and time-based stock option grants.

Have Double-Trigger Cash Severance Arrangements in the Event of a Change of Control: Our severance agreements with our NEOs provide for cash severance benefits to be paid only if there is a qualifying termination in connection with a change of control.

What We Do Not Do

No Guaranteed Annual Salary Increases or Guaranteed Bonuses

No Re-Pricing of Stock Options Without Shareholder Approval

No Hedging, Pledging, or Short Sales of Company Stock

No Special Perquisites Provided on an Annual Basis to Our NEOs

No Equity Grants Below 100% Fair Market Value

Compensation Philosophy

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value. Our compensation philosophy is to set our NEOs’ total direct compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment. The Company’s compensation program for our NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis, without encouraging excessive risks, by linking a significant portion of our NEOs’ total direct compensation to Company performance in the form of incentive compensation and long-term performance stock. The principal components of the compensation structure for our NEOs are base salary, annual cash incentive compensation, and long-term equity incentive compensation. Together, the Company refers to these three components as total direct compensation.

Say-on-Pay Results

At the 2015 annual meeting of shareholders, over 99% of the votes cast were in favor of the advisory vote to approve executive compensation. While this vote was advisory and not binding, the Compensation Committee carefully considered the result of the say-on-pay vote in the context of our overall compensation philosophy, as well as our compensation policies and decisions. After reflecting on the say-on-pay vote, our Compensation

Committee decided that no changes to the 2015 compensation philosophy were necessary. At this year’s Annual Meeting, the Company plans to again hold an annual advisory vote to approve executive compensation (Proposal Number Two). The Compensation Committee plans to continue to consider the results from this year’s and future advisory votes on executive compensation.

Role of the Compensation Committee, Independent Consultant and Management

Our Compensation Committee sets the total direct compensation of our NEOs. Our Compensation Committee also sets the financial performance targets for our NEOs’ annual cash incentive compensation and vesting terms for their equity awards, including performance-based awards. Our Compensation Committee has engaged Hay Group, an independent compensation consultant, to advise it on executive and director compensation matters. Hay Group also assists the Committee in gathering and analyzing comparative compensation data both from among the companies in Hay Group’s Retail Industry Executive and Management Total Remuneration Survey and from our peer group, each as described in more detail below. With the goal of maintaining the effectiveness of our executive compensation program, and to keep it consistent with our compensation philosophy, our Compensation Committee reviews the reasonableness of compensation for our executive officers, including our NEOs, and compares it with compensation data from Hay Group’s retail survey, as described below, and our peer group.

Hay Group serves at the discretion of the Compensation Committee and regularly attends executive sessions with the Compensation Committee. At the direction of the Compensation Committee, our Chief Executive Officer works with Hay Group to review comparative compensation data and makes recommendations for base salary, annual cash incentive compensation, and long-term equity incentive compensation for our NEOs, other than himself. Compensation for our Chief Executive Officer is set by the Compensation Committee, without any involvement by the Chief Executive Officer, based on recommendations made by Hay Group. The Compensation Committee has assessed the independence of Hay Group pursuant to the SEC’s rules and has determined that the work provided by Hay Group did not raise a conflict of interest.

Factors Used in Determining Executive Compensation

In setting compensation of all NEOs, our Compensation Committee takes into account multiple objective and subjective factors, including:

•	the nature and scope of each executive’s responsibilities;

•	comparative compensation data for executives in similar positions at companies in Hay Group’s retail survey and in our peer group, as described below;

•	each executive’s experience, performance, and contribution to the Company;

•	the Company’s performance;

•	prior equity awards and potential future earnings from equity awards;

•	retention needs; and

•	any other factors the Compensation Committee deems relevant.

The Retail Survey and Peer Group Analysis

The survey conducted by Hay Group is comprised of 139 companies in the retail and wholesale industry and provides comparable compensation information by controlling for differences in companies’ revenue size and in the scope of responsibility of different executives. Beginning in August 2012, the Compensation Committee, at

the advice of Hay Group, began using a subset of Hay Group’s survey for executive compensation market assessment. For fiscal 2015, this subset included 44 companies (“Retail Survey” as listed in Appendix A). The Compensation Committee believes that these companies are engaged in businesses more similar to the Company’s business than the other companies in Hay Group’s survey because they are largely apparel and related products retailers or department stores who primarily sell apparel and related products. In addition, our Compensation Committee has established a peer group, which is generally comprised of companies in the retail or wholesale industries that primarily conduct business in apparel or related accessories, sell products under multiple brands through retail and outlet stores, and have net sales generally between one-half and two times the Company’s net sales. For the Company’s fiscal 2015 analysis, our peer group was comprised of the following fourteen companies:

Aéropostale, Inc.	Columbia Sportswear Company
American Eagle Outfitters, Inc.	Fossil Group, Inc.
Ann Inc.	Guess?, Inc.
Ascena Retail Group, Inc.	Hanesbrands Inc.
Chico’s FAS, Inc.	Quiksilver, Inc.
The Children’s Place, Inc.	Under Armour, Inc.
Coach, Inc.	Urban Outfitters, Inc.

In August 2015, our Compensation Committee conducted with Hay Group its annual review of our peer group and determined, based on the criteria established for inclusion in the peer group, to remove Aéropostale, Inc., Ann Inc., and Quiksilver, Inc. from our peer group and add Abercrombie & Fitch Co., DSW Inc., Lands’ End, Inc., and Ulta Salon, Cosmetics, and Fragrance, Inc.

Total Direct Compensation

In setting a total direct compensation target for each NEO, our Compensation Committee considers both objective and subjective factors set forth above, as well as prior equity awards, potential future earnings from equity awards, and retention needs. The Compensation Committee also reviews total direct compensation, and its individual components, at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in the Retail Survey and our peer group to understand where the compensation it sets falls relative to the market practices. These levels were selected because the Compensation Committee reviews this peer data as a reference point in determining whether the total compensation opportunity is likely to provide sufficient motivation and retention as well as whether it properly reflects the NEO’s role and scope of responsibilities relative to the companies in the Retail Survey and our peer group. The Compensation Committee chose the actual amount of each element of compensation and the total compensation opportunity of each NEO based, in part, on its review of data for the companies in the Retail Survey and our peer group, and in part, on the factors discussed above under the heading “Factors Used in Determining Executive Compensation” and below in respect of actual compensation decisions for fiscal 2015.

Throughout fiscal 2015, our Compensation Committee reviewed compensation data from the Retail Survey and our peer group to compare the compensation of our NEOs.

Base Salary

When setting base salaries for our NEOs, our Compensation Committee considers the subjective and objective factors set forth above and also reviews base salaries at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in the Retail Survey and our peer group, as appropriate.

Utilizing base salary data from the Retail Survey and, with respect to Messrs. Casey, Westenberger, and Lynch, base salary data for the Company’s peer group, as well as making adjustments in light of the objective and subjective factors discussed above, the Committee determined to increase base salaries for fiscal 2015 for each of our NEOs, to better align with market competitive levels.

Annual Cash Incentive Compensation

The Company makes annual cash incentive compensation (through our Incentive Compensation Plan) a significant component of our NEOs’ targeted total direct compensation in order to motivate our executives to meet and exceed the Company’s annual operating plans. For each NEO, our Compensation Committee approves target annual cash incentive compensation as a percentage of such NEO’s base salary. In establishing these annual cash incentive compensation targets, the Compensation Committee considers our NEOs’ potential total direct compensation in light of the Company’s compensation philosophy and comparative compensation data. Our NEOs may also receive special bonuses in recognition of special circumstances or for superior performance.

In February 2015, our Compensation Committee set the following fiscal 2015 annual cash incentive compensation targets for our NEOs: 125% of base salary for Mr. Casey, 100% for Mr. Lynch, 75% for Messrs. Corning and Westenberger, and 50% for Mr. Wu.

The NEOs can earn their annual cash incentive compensation based upon the Company’s achievement of financial performance targets pre-determined by the Compensation Committee. In accordance with our Incentive Compensation Plan, for fiscal 2015, the Compensation Committee used three financial performance metrics, plus a target based on the attainment of certain business objectives to determine the amount, if any, of annual cash incentive compensation to be paid under our Incentive Compensation Plan: net sales (weighted at 20%); earnings before interest and taxes (“EBIT”), adjusted, if applicable, in the same manner as for presentation to the financial markets (weighted at 30%); earnings per share (“EPS”), adjusted, if applicable, in the same manner as for presentation to the financial markets (weighted at 40%); and the completion of a certain percentage of business objectives determined by the Compensation Committee during its February 2015 meeting (weighted at 10%).

Our Compensation Committee selected net sales, EBIT, EPS, and business objectives as performance metrics because we believe these metrics to be key measures that are aligned with the interests of our shareholders and help to measure the quality of our earnings. The intent of the business objectives is to reward our NEOs for achievement of important strategic initiatives that strengthen the Company’s competitive position. At the beginning of fiscal 2015, the Compensation Committee determined a set of objectives it deemed important to the Company’s long-term success, and each objective was assigned a target level of performance, which was then judged at the beginning of fiscal 2016 to be either met or not. The Compensation Committee specified six business objectives for fiscal 2015: increase customer net promoter score, grow direct-to-consumer transactions, limit product cost increases, renegotiate an agreement with a certain supplier, achieve planned Canadian retail operating income growth, and launch China eCommerce and develop a strategy for China approved by the Board.

Our Compensation Committee has the discretion to reduce annual cash incentive compensation, even if the Company achieves its financial performance targets, and to take into account personal performance in determining the percentage of each NEO’s annual cash incentive compensation to be paid, if any. For example, our Compensation Committee has discretion to reduce future incentive compensation awards based on financial restatements or misconduct. In addition, in accordance with the requirements of the Sarbanes-Oxley Act of 2002, Messrs. Casey and Westenberger are subject to the adjustment, cancellation, or recovery of incentive awards or payments made to them in the event of a financial restatement.

Our NEOs could have earned from 0% to 200% of their target annual cash incentive compensation in fiscal 2015 based upon the Company’s achievement of the following targets, weighted at the listed percentages:

	Net Sales ($ in billions) (20%)	EBIT ($ in millions) (30%)	EPS (40%)	Business Objectives (10%)*
25% of Target Annual Cash Incentive Compensation (Threshold)	$2.941	$361.0	$4.01	1
100% of Target Annual Cash Incentive Compensation (Target)	$3.054	$401.0	$4.50	4
200% of Target Annual Cash Incentive Compensation (Maximum)	$3.126	$425.0	$4.75	6
Actual 2015 Performance	$3.014	$401.0	$4.61	4

*	Each business objective is weighted equally. At its meeting in February 2015, the Compensation Committee determined the number of objectives required to be met to achieve the Threshold, Target, and Maximum percentages set forth in this table. If less than one objective had been met, our NEOs would have received no cash incentive compensation bonus for this metric.

Based on the Company’s fiscal 2015 performance, our NEOs were awarded 112% of their cash incentive compensation targets for fiscal 2015. Actual payouts for the NEOs are shown in the Summary Compensation Table.

Long-Term Equity Incentive Compensation

Our Equity Incentive Plan allows for various types of equity awards, including stock options, restricted stock, restricted stock units, stock appreciation rights, and deferred stock. Awards under our Equity Incentive Plan are granted to recruit, motivate, and retain employees and in connection with promotions or increased responsibility. Historically, our Compensation Committee has awarded time-based stock options, time and performance-based restricted stock, and time-based restricted stock units, although it could use other forms of equity awards in the future.

All awards under our Equity Incentive Plan must be approved by our Compensation Committee. Our Compensation Committee determines the type, timing, and amount of equity awards granted to each of our NEOs after considering their previous equity awards, base salary, and target annual cash incentive compensation in light of the Company’s compensation philosophy. Our Compensation Committee also considers the comparative compensation data in the Retail Survey and our peer group, and our desire to retain and motivate our NEOs and to align their goals with the long-term goals of our shareholders. Our Compensation Committee’s practice is to approve grants of stock options, restricted stock, and restricted stock units at regularly scheduled meetings. Our Compensation Committee may also make equity grants at special meetings or by unanimous written consent. Our Compensation Committee could select a date subsequent to a regularly scheduled meeting on which to grant equity awards. Our Compensation Committee sets the exercise prices of equity awards at the closing price of our common stock on the NYSE on the date of grant.

In considering the value of equity awards, we calculate the value of stock option awards by using the Black-Scholes option pricing valuation method and the value of time-based and performance-based restricted stock awards equal to the closing price of our common stock on the date of grant.

In February 2015, based on criteria described above, our Compensation Committee approved annual stock option, restricted stock, and performance-based restricted stock grants for each NEO. The following table details the amounts each of our NEOs was granted. A more detailed description of such grants can be seen below in the table “Fiscal 2015 Grants of Plan-Based Awards” and its footnotes.

	Michael Casey	Richard Westenberger	Brian Lynch	Kevin Corning	Michael Wu
Stock Options	28,000	3,400	7,000	3,400	1,760
Restricted Stock	14,000	1,700	3,500	1,700	880
Performance-Based Restricted Stock	28,000	3,400	7,000	3,400	1,760

Each NEO’s performance-based restricted shares granted in February 2015 are eligible to vest in fiscal 2018 in varying percentages (between 25% and 150%) if the Company achieves certain growth in EPS (as adjusted for items judged to be non-recurring or unusual in nature), measured from fiscal 2014 to fiscal 2017. Once vested, the performance-based restricted shares granted to Mr. Casey may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares).

All of the time-based stock option and time-based restricted stock awards granted to our NEOs in fiscal 2015 are subject to the equity retention policy described below, contingent on the NEO’s continued employment with the Company, and vest in four equal annual installments on the anniversary of the grant date.

Stock Ownership Guidelines and Equity Retention Policy

Our Compensation Committee regularly reviews the equity ownership of our NEOs compared to the Company’s minimum ownership guidelines. Under the Company’s minimum ownership guidelines, no NEO may sell Company stock (other than to cover the tax obligations resulting from the vesting of Company restricted stock or from exercising vested stock options) unless he owns shares of Company stock with a total market value in excess of a multiple of his base salary and continues to maintain such level of ownership after such sale. For fiscal 2015, the ownership multiples for our NEOs were as follows:

Multiple of Base Salary
Chief Executive Officer	7x
President	4x
Executive Vice Presidents	3x
Senior Vice Presidents	1x

During fiscal 2015, each of our NEOs was in compliance with his applicable ownership multiple.

Our equity retention policy for NEOs requires that, prior to any sale, any time-based restricted stock granted to an NEO after January 1, 2009 be held for four years following the date of grant, except for any withholding to cover tax obligations resulting from the vesting of such shares. The policy also requires that time-based options granted after January 1, 2009 be held for at least one year from the date of vesting. Further, hedging and pledging of Company stock is prohibited under the Company’s policies to ensure that the interests of the holders of Company stock are fully aligned with those of shareholders in general. During fiscal 2015, none of our NEOs hedged or pledged any shares of Company stock. Each NEO is presently in compliance with our equity retention policy.

401(k) Plan

The Company’s 401(k) matching program provides Company matching of employee contributions, including contributions by NEOs, at the discretion of the Company, based on the Company’s performance. In February 2016, the Company announced that employee contributions made to the Company’s 401(k) plan in fiscal 2015 would be matched 100% by the Company for all employees up to the maximum amount permitted by the Internal Revenue Service.

Accounting and Tax Considerations

Accounting, tax, and related financial implications to the Company and our NEOs are considered during the analysis of our compensation and benefits program and individual elements of each. Overall, the Compensation Committee seeks to balance attainment of our compensation objectives with the need to maximize current tax deductibility of compensation that may impact earnings and other measures of importance to shareholders. The Compensation Committee determined that the accounting and tax impacts described below regarding Internal Revenue Code Section 162(m) were reasonable in light of our objectives.

In general, base salary, annual cash incentive bonus payments, and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided. Share-based compensation expense is recognized in our consolidated statements of operations for stock options, restricted stock, and performance shares.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s principal executive officer and the company’s three most highly compensated executive officers, other than its principal financial officer. This limitation generally does not apply to performance-based compensation that is awarded under a plan that is approved by the shareholders of a company and that also meets certain other technical requirements. While the Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible and approval of compensation, including the grant of stock options or other “performance-based compensation” to our executive officers, by the Compensation Committee is not a guarantee of deductibility under the Internal Revenue Code. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our shareholders.

Severance Agreements with NEOs

Each of our current NEOs has a severance agreement with the Company. In the event that a NEO is terminated by the Company for “cause,” retires, becomes disabled, or dies, the executive or his estate will be provided his base salary and medical and other benefits through the termination of his employment.

If a NEO is terminated without “cause,” or a NEO terminates for “good reason” (with “cause” and “good reason” defined in each executive’s respective agreement and summarized below) the Company will be obligated to pay such executive’s base salary for 24 months in the case of Mr. Casey, for 18 months in the case of Mr. Lynch, and for 12 months in the cases of Messrs. Corning, Westenberger, and Wu. In each case, base salary will be paid in bi-weekly installments. The Company is also obligated to pay each NEO a pro-rated annual cash incentive compensation amount that would have been earned by each such executive if he had been employed at the end of the year in which his employment was terminated. The determination of whether an annual cash incentive compensation is payable to the NEO will not take into account any individual performance goals and shall be based solely on the extent to which Company performance goals have been met. Additionally, the Company is obligated to pay the medical, dental, and life insurance benefits for 24 months in the case of Mr. Casey, for 18 months in the case of Mr. Lynch, and for 12 months in the case of Messrs. Corning, Westenberger, and Wu.

In the event that within two years following a “change of control” (with “change of control” defined in each executive’s agreement) the Company terminates the NEO’s employment, other than for “cause” or such executive terminates his employment for “good reason,” the Company shall pay such NEO’s base salary, medical, dental, and life insurance benefits for 36 months in the case of Mr. Casey, 30 months in the case of Mr. Lynch, and 24 months in the case of Messrs. Corning, Westenberger, and Wu. In the event of a “change of control” of the Company, all unvested stock options and all unvested shares of restricted stock held by the NEO shall fully vest.

Severance payments made to the NEOs are subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Under the agreements with each of our NEOs, “cause” is generally deemed to exist when such NEO has: (i) been convicted of a felony or entered a plea of guilty or no contest to a felony; (ii) committed fraud or other act involving dishonesty for personal gain which is materially injurious to the Company; (iii) materially breached his obligations of confidentiality, intellectual property assignment, non-competition, non-solicitation, or non-disparagement against the Company after a cure period, provided such breach by its nature was curable; (iv) willfully engaged in gross misconduct which is injurious to the Company; or (v) after a cure period, willfully refused to substantially perform his duties or is grossly negligent in performance of such duties.

Under the agreements with our NEOs, “good reason” is generally deemed to exist when there is (i) a material reduction in the executive’s title, duties, or responsibilities; (ii) a material change in the geographic location at which the executive must perform services; or (iii) a material breach of the executive’s agreement by the Company.

Potential Payments Upon Termination or Change of Control

Termination

As described in more detail above under the heading “Severance Agreements with NEOs,” we have entered into certain agreements and maintain certain plans that may require us in the future to make certain payments and provide certain benefits in the event of a termination of employment.

For purposes of the table below, a hypothetical termination without “cause” or for “good reason” is assumed to have occurred as of January 2, 2016, the last day of fiscal 2015. The table below indicates the payment and provision of other benefits that would be owed to each of our NEOs as the result of such a termination. There can be no assurance that a termination of employment of any of our NEOs would produce the same or similar results as those set forth below on any other date. The terms “without cause” and “good reason” are defined in the agreements with our executives and summarized above under the heading “Severance Agreements with NEOs.”

	Michael Casey	Richard Westenberger	Brian Lynch	Kevin Corning	Michael Wu
Base Salary	$1,920,000	$560,000	$1,035,000	$505,000	$412,000
Cash Incentive Compensation (a)	2,692,000	471,100	1,161,000	424,900	231,100
Health and Other Benefits	18,745	9,796	14,062	9,708	419

Total	$4,630,745	$1,040,896	$2,210,062	$939,608	$643,519

(a)	Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2015 described in more detail under the heading “Annual Cash Incentive Compensation” above.

Change of Control and Termination Following a Change of Control

In the event of a change of control, as that concept is defined under the Company’s Equity Incentive Plan and individual awards, all unvested stock options and all unvested shares of restricted stock shall fully vest. In addition, as described in more detail above under the heading “Severance Agreements with NEOs,” we have entered into certain agreements that may require us to make certain payments and provide certain benefits to our NEOs in the event of their termination in relation to a change of control (with “change of control” defined in each executive’s agreement).

For purposes of the table below, we have assumed that all unvested stock options and all unvested shares of restricted stock have fully vested immediately prior to a change of control on January 2, 2016, the last day of fiscal 2015, and that a termination without “cause” occurred immediately following a change of control on January 2, 2016. The estimated benefit amount of unvested options was calculated by multiplying the number of in-the-money unvested options held by the applicable NEO by the difference between the closing price of our common stock on December 31, 2015, as reported by the NYSE, which was $89.03, and the exercise price of the option. The estimated benefit amount of unvested restricted stock was calculated by multiplying the number of restricted shares held by the applicable NEO by the closing price of our common stock on December 31, 2015, as reported by the NYSE, which was $89.03.

There can be no assurance that a change of control would produce the same or similar results as those set forth below on any other date or at any other price.

	Michael Casey	Richard Westenberger	Brian Lynch	Kevin Corning	Michael Wu
Base Salary	$2,880,000	$1,120,000	$1,725,000	$1,010,000	$824,000
Cash Incentive Compensation (a)	4,038,000	942,200	1,935,000	849,800	462,200
Health and Other Benefits	28,118	19,593	23,436	19,417	837
Option Value	3,548,853	689,396	1,621,423	378,681	82,532
Restricted Stock Value	13,755,135	1,898,565	3,945,097	2,076,625	591,159

Total	$24,250,106	$4,669,754	$9,249,956	$4,334,523	$1,960,728

(a)	Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2015 described in more detail under the heading “Annual Cash Incentive Compensation” above.

Perquisites and Other Benefits

Except for the 401(k) matching program, which applies to all employees, our NEOs do not receive any perquisites or other benefits on an annual basis. The cost of providing these benefits and perquisites to the NEOs is included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table and detailed in the footnotes to such table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Submitted by the Compensation Committee

Mr. Paul Fulton, Chairman
Ms. Amy Woods Brinkley
Mr. A. Bruce Cleverly
Mr. Jevin S. Eagle

FISCAL 2015 SUMMARY COMPENSATION TABLE

The table below provides information concerning the compensation of our NEOs.

In the “Salary” column, we disclose the base salary paid to each of our NEOs during fiscal 2015, 2014, and 2013.

In the “Bonus” column, we disclose the cash bonuses earned during fiscal 2015, 2014, and 2013, other than amounts earned pursuant to the Company’s Incentive Compensation Plan, which are reported in the “Non-Equity Incentive Compensation” column.

In the “Stock Awards” and “Option Awards” columns, we disclose the total fair value of the grants made in fiscal 2015, 2014, and 2013, without a reduction for assumed forfeitures. For restricted stock, the fair value is calculated using the closing price on the NYSE of our stock on the date of grant. For time-based and performance-based stock options, the fair value is calculated based on assumptions summarized in Note 9 to our audited consolidated financial statements, which are included in our fiscal 2015 Annual Report on Form 10-K.

In the “Non-Equity Incentive Plan Compensation” column, we disclose the dollar value of all compensation earned in fiscal 2015, 2014, and 2013 pursuant to the Company’s Incentive Compensation Plan.

In the “All Other Compensation” column, we disclose the dollar value of all other compensation that could not properly be reported in other columns of the Fiscal 2015 Summary Compensation Table, including perquisites, amounts reimbursed for the payment of taxes, and other payments paid by the Company for the benefit of our NEOs.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (e)	Total ($)
Michael D. Casey	2015	$949,846	$—	$3,460,800	$687,400	$1,346,000	$159,960	$6,604,006
Chairman of the Board of Directors and	2014	$936,000	$—	$3,082,050	$594,000	$1,407,900	$267,150	$6,287,100
Chief Executive Officer	2013	$883,654	$—	$4,445,250	$1,004,273	$1,293,800	$172,400	$7,799,377

Richard F. Westenberger	2015	$550,769	$—	$420,240	$83,470	$471,100	$36,766	$1,562,345
Executive Vice President and	2014	$545,480	$—	$390,393	$75,240	$483,000	$40,832	$1,534,945
Chief Financial Officer	2013	$503,558	$—	$711,240	$160,684	$444,200	$32,860	$1,852,542

Brian J. Lynch	2015	$683,846	$—	$865,200	$171,850	$774,000	$62,995	$2,557,891
President	2014	$688,253	$—	$770,513	$148,500	$814,100	$61,950	$2,483,316
	2013	$650,000	$—	$1,600,290	$361,538	$747,500	$46,760	$3,406,088

Kevin D. Corning	2015	$500,385	$—	$420,240	$83,470	$424,900	$44,526	$1,473,521
Executive Vice President, International	2014	$503,942	$—	$390,393	$75,240	$446,600	$44,112	$1,460,287
	2013	$475,000		$1,066,860	$401,709	$409,700	$198,532	$2,551,801

Michael C. Wu	2015	$408,308	$—	$217,536	$43,208	$231,100	$691,287	$1,591,439
Senior Vice President, General Counsel, and Secretary	2014	$369,230	$100,000	$308,205	$91,080	$243,000	$274,599	$1,386,113

(a)	Base salary for each NEO for fiscal 2015 was based on a 364-day fiscal year versus a 370-day fiscal year in 2014 and a 364-day fiscal year in 2013.

(b)	Special one-time sign-on bonus awarded to Mr. Wu.

(c)	The amounts disclosed in this column represent the total grant date fair value for the following grants:

The time-based restricted stock awards vest in four equal, annual installments following the date of the grant.

Vesting of the performance-based stock awards granted in fiscal 2013 occurred on February 25, 2016. Vesting of the performance-based stock awards granted in fiscal 2014 and 2015 is contingent upon meeting specific performance targets through fiscal 2016 and 2017, respectively. For Mr. Casey, once vested, the performance-based restricted shares granted after 2011 may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares).

Name	Grant Date	Time-Based Restricted Shares	Performance- Based Restricted Shares	Grant Date Fair Value per Share

Michael D. Casey	2/20/2013	25,000	50,000	$59.27
	2/18/2014	15,000	30,000	$68.49
	2/18/2015	14,000	28,000	$82.40

Richard F. Westenberger	2/20/2013	4,000	8,000	$59.27
	2/18/2014	1,900	3,800	$68.49
	2/18/2015	1,700	3,400	$82.40

Brian J. Lynch	2/20/2013	9,000	18,000	$59.27
	2/18/2014	3,750	7,500	$68.49
	2/18/2015	3,500	7,000	$82.40

Kevin D. Corning	2/20/2013	10,000	8,000	$59.27
	2/18/2014	1,900	3,800	$68.49
	2/18/2015	1,700	3,400	$82.40

Michael C. Wu	2/18/2014	2,000	2,500	$68.49
	2/18/2015	880	1,760	$82.40

(d)	The amounts disclosed in this column represent the total grant date fair value for the following grants. These time-based stock options vest in four equal, annual installments following the date of the grant. Information concerning how the Company uses the Black-Scholes model to determine the fair value of stock options can be found in Note 9 to the Company’s consolidated financial statements included in Item 8 of our Annual Report.

Name	Grant Date	Time-Based Stock Options Granted	Black-Scholes Fair Value	Option Exercise Price

Michael D. Casey	2/20/2013	50,000	$20.09	$59.27
	2/18/2014	30,000	$19.80	$68.49
	2/18/2015	28,000	$24.55	$82.40

Richard F. Westenberger	2/20/2013	8,000	$20.09	$59.27
	2/18/2014	3,800	$19.80	$68.49
	2/18/2015	3,400	$24.55	$82.40

Brian J. Lynch	2/20/2013	18,000	$20.09	$59.27
	2/18/2014	7,500	$19.80	$68.49
	2/18/2015	7,000	$24.55	$82.40

Kevin D. Corning	2/20/2013	20,000	$20.09	$59.27
	2/18/2014	3,800	$19.80	$68.49
	2/18/2015	3,400	$24.55	$82.40

Michael C. Wu	2/18/2014	4,600	$19.80	$68.49
	2/18/2015	1,760	$24.55	$82.40

(e)	The amounts shown as “All Other Compensation” for fiscal 2015 consist of the following:

Name	401(k) Company Match	Dividends Paid on Unvested Restricted Stock	Relocation (i)	Gross-ups	Tax Assistance	Total
Michael D. Casey	$24,000	$135,960	$—	$—	$—	$159,600
Richard F. Westenberger	$18,000	$18,766	$—	$—	$—	$36,766
Brian J. Lynch	$24,000	$38,995	$—	$—	$—	$62,995
Kevin D. Corning.	$24,000	$20,526	$—	$—	$—	$44,526
Michael C. Wu	$18,000	$5,843	$667,444	$—	$—	$691,287

(i)	Mr. Wu’s relocation amount consists solely of the difference between the amount the Company guaranteed as an offer for his former residence as part of his 2014 relocation package based on two independent appraisals and the amount such residence sold for in fiscal 2015, as well as various costs incurred by the Company for the maintenance of such residence prior to its sale in 2015.

FISCAL 2015 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of plan-based awards made to each NEO in fiscal 2015. This includes incentive compensation awards granted under our Incentive Compensation Plan and stock option and restricted stock awards granted under our Equity Incentive Plan. The threshold, target, and maximum columns reflect the range of estimated payouts under these plans for fiscal 2015. The exercise price disclosed is equal to the closing market price of our common stock on the date of the grant. The last column reports the aggregate grant date fair value of all awards made in fiscal 2015 as if they were fully vested on the grant date.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh) (e)	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael D. Casey	Cash Incentive Compensation	—	$300,000	$1,200,000	$2,400,000	—	—	—	$—	$—
	Shares (b)	2/18/2015	$—	$—	$—	—	14,000	14,000	$—	$1,153,600
	Shares (c)	2/18/2015	$—	$—	$—	—	28,000	42,000	$—	$2,307,200
	Options (d)	2/18/2015	$—	$—	$—	—	28,000	28,000	$82.40	$687,404

Richard F. Westenberger	Cash Incentive Compensation	—	$105,000	$420,000	$840,000	—	—	—	$—	$—
	Shares (b)	2/18/2015	$—	$—	$—	—	1,700	1,700	$—	$140,080
	Shares (c)	2/18/2015	$—	$—	$—	—	3,400	5,100	$—	$280,160
	Options (d)	2/18/2015	$—	$—	$—	—	3,400	3,400	$82.40	$83,470

Brian J. Lynch	Cash Incentive Compensation	—	$172,500	$690,000	$1,380,000	—	—	—	$—	$—
	Shares (b)	2/18/2015	$—	$—	$—	—	3,500	3,500	$—	$288,400
	Shares (c)	2/18/2015	$—	$—	$—	—	7,000	10,500	$—	$576,800
	Options (d)	2/18/2015	$—	$—	$—	—	7,000	7,000	$82.40	$171,851

Kevin D. Corning	Cash Incentive Compensation	—	$94,688	$378,750	$757,500	—	—	—	$—	$—
	Shares (b)	2/18/2015	$—	$—	$—	—	1,700	1,700	$—	$140,080
	Shares (c)	2/18/2015	$—	$—	$—	—	3,400	5,100	$—	$280,160
	Options (d)	2/18/2015	$—	$—	$—	—	3,400	3,400	$82.40	$83,470

Michael C. Wu	Cash Incentive Compensation	—	$50,000	$200,000	$400,000	—	—	—	$—	$—
	Shares (b)	2/18/2015	$—	$—	$—	—	880	880	$—	$72,512
	Shares (c)	2/18/2015	$—	$—	$—	—	1,760	2,640	$—	$145,024
	Options (d)	2/18/2015	$—	$—	$—	—	1,760	1,760	$82.40	$43,208

(a)	The amounts shown under the “Threshold” column represent 25% of the target cash incentive compensation, assuming threshold-level performance is achieved under the financial performance measures. The amounts shown under the “Target” column represent 100% of the target cash incentive compensation, assuming target-level performance is achieved under the financial performance measures. The amounts shown under the “Maximum” column represent 200% of the target cash incentive compensation, assuming maximum-level performance is achieved under the financial performance measures.
(b)	Shares of time-based restricted stock were granted pursuant to the Company’s Equity Incentive Plan. These restricted shares vest ratably in four equal, annual installments following the date of the grant.
(c)	Shares of performance-based restricted stock were granted pursuant to the Company’s Equity Incentive Plan. These restricted shares vest upon meeting specific performance targets through fiscal 2018. Once vested, the performance-based restricted shares for Mr. Casey may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares). The amounts shown under the “Threshold” column represent 25% of the target grant award, assuming threshold-level performance is achieved under the performance vesting criteria. The amounts shown under the “Target” column represent 100% of the target grant award, assuming target-level performance is achieved under the performance vesting criteria. The amounts shown under the “Maximum” column represent 150% of the target grant award, assuming maximum-level performance is achieved under the performance vesting criteria. The dollar amounts under the “Grant Date Fair Value of Stock and Option Awards” are calculated based on the number of awards reported under the “Target” column.
(d)	Time-based stock options were granted pursuant to the Company’s Equity Incentive Plan. These stock options vest ratably in four equal, annual installments following the date of the grant. Information concerning how the Company uses the Black-Scholes model to determine the fair value of stock options can be found in Note 9 to the Company’s consolidated financial statements included in Item 8 of the Company’s Annual Report on Form 10-K for fiscal 2015.
(e)	The stock options awarded have an exercise price based on the closing price of the Company’s common stock as traded on the NYSE on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END

The following table provides information regarding unexercised stock options, stock that has not yet vested, and equity incentive plan awards for each NEO outstanding as of the end of fiscal 2015. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (a) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (c)

Michael D. Casey	106,095	—	—	$17.90	8/6/2018
	100,000	—	—	$18.14	3/12/2019
	80,000	—	—	$28.04	2/16/2020
	80,000	—	—	$28.44	2/24/2021
	52,500	17,500	—	$42.61	2/22/2022
	25,000	25,000	—	$59.27	2/20/2023
	7,500	22,500	—	$68.49	2/18/2024
	—	28,000	—	$82.40	2/18/2025
						154,500	13,755,135

Richard F. Westenberger	6,500	—	—	$28.04	2/16/2020
	12,000	—	—	$28.44	2/24/2021
	6,000	2,000	—	$42.61	2/22/2022
	4,000	4,000	—	$59.27	2/20/2023
	950	2,850	—	$68.49	2/18/2024
	—	3,400	—	$82.40	2/18/2025
						21,325	1,898,565

Brian J. Lynch	4,500	—	—	$18.14	3/12/2019
	13,000	—	—	$28.04	2/16/2020
	12,000	—	—	$28.44	2/24/2021
	6,000	2,000	—	$42.61	2/22/2022
	9,000	9,000	—	$59.27	2/20/2023
	1,875	5,625	—	$68.49	2/18/2024
	—	7,000	—	$82.40	2/18/2025
						44,312	3,945,097

Kevin D. Corning	10,000	10,000	—	$59.27	2/20/2023
	950	2,850	—	$68.49	2/18/2024
	—	3,400	—	$82.40	2/18/2025
						23,325	2,076,625

Michael C. Wu	1,150	3,450	—	$68.49	2/18/2024
	—	1,760	—	$82.40	2/18/2025
						6,640	591,159

(a)	Unexercisable options relate to the awards listed in the table below. These time-based stock options vest in four equal, annual installments following the date of the grant.

Name	Grant Date	Time-Based Stock Options Granted	Black-Scholes Fair Value	Option Exercise Price

Michael D. Casey	2/22/2012	70,000	$15.27	$42.61
	2/20/2013	50,000	$20.09	$59.27
	2/18/2014	30,000	$19.80	$68.49
	2/18/2015	28,000	$24.55	$82.40

Richard F. Westenberger	2/22/2012	8,000	$15.27	$42.61
	2/20/2013	8,000	$20.09	$59.27
	2/18/2014	3,800	$19.80	$68.49
	2/18/2015	3,400	$24.55	$82.40

Brian J. Lynch	2/22/2012	8,000	$15.27	$42.61
	2/20/2013	18,000	$20.09	$59.27
	2/18/2014	7,500	$19.80	$68.49
	2/18/2015	7,000	$24.55	$82.40

Kevin D. Corning	2/20/2013	20,000	$20.09	$59.27
	2/18/2014	3,800	$19.80	$68.49
	2/18/2015	3,400	$24.55	$82.40

Michael C. Wu	2/18/2014	4,600	$19.80	$68.49
	2/18/2015	1,760	$24.55	$82.40

(b)	Equity Incentive Plan awards relate to the following grants:

The time-based restricted stock awards vest in four equal, annual installments following the date of the grant.

Vesting of the performance-based stock awards granted in fiscal 2013 occurred on February 25, 2016. Vesting of the performance-based stock awards granted in fiscal 2014 and 2015 is contingent upon meeting specific performance targets through fiscal 2016 and 2017, respectively. For Mr. Casey, once vested, the performance-based restricted shares granted to him after 2011 may not be sold for an additional one-year period (except to satisfy tax obligations resulting from vesting of such shares).

Name	Grant Date	Time-Based Restricted Shares	Performance- Based Restricted Shares	Grant Date Fair Value per Share

Michael D. Casey	2/22/2012	35,000	100,000	$42.61
	2/20/2013	25,000	50,000	$59.27
	2/18/2014	15,000	30,000	$68.49
	2/18/2015	14,000	28,000	$82.40

Richard F. Westenberger	2/22/2012	4,000	8,000	$42.61
	2/20/2013	4,000	8,000	$59.27
	2/18/2014	1,900	3,800	$68.49
	2/18/2015	1,700	3,400	$82.40

Brian J. Lynch	2/22/2012	4,000	8,000	$42.61
	2/20/2013	9,000	18,000	$59.27
	2/18/2014	3,750	7,500	$68.49
	2/18/2015	3,500	7,000	$82.40

Kevin D. Corning	2/20/2013	10,000	8,000	$59.27
	2/18/2014	1,900	3,800	$68.49
	2/18/2015	1,700	3,400	$82.40

Michael C. Wu	2/18/2014	2,000	2,500	$68.49
	2/18/2015	880	1,760	$82.40

(c)	Amount based on the closing market price per share of the Company’s common stock as traded on the NYSE on December 31, 2015 of $89.03.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The following table provides information concerning our NEOs’ exercises of stock options and vesting of restricted stock during fiscal 2015. The table reports, on an aggregate basis, the number of securities acquired upon exercise of stock options, the dollar value realized upon exercise of stock options, the number of shares of restricted stock that have vested, and the dollar value realized upon the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)
Michael D. Casey	29,970	$2,016,790	208,750	$17,908,200
Richard F. Westenberger	—	$—	14,475	$1,187,220
Brian J. Lynch	21,500	$1,781,735	17,438	$1,430,359
Kevin D. Corning	—	$—	2,975	$244,190
Michael C. Wu	—	$—	500	$41,200

(a)	Aggregate dollar amount was calculated by multiplying the number of shares acquired by the difference between the market price of the underlying securities at the time of exercise and the exercise price of the stock options.
(b)	Aggregate dollar amount was calculated by multiplying the number of shares acquired on vesting by the closing market price of the Company’s common stock as traded on the NYSE on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION

Eligible employees, including our NEOs, may elect annually to defer a portion of their base salary and annual cash incentive compensation under The William Carter Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 75% of their salary and/or 90% of their cash bonus. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years for “Specified Date” accounts or up to ten years for “Retirement” accounts. If a participant who is an employee of the Company separates from service prior to the elected commencement date for distributions and has not attained age 62 or age 55 and completed ten years of service, then the deferred amounts will be distributed as a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question has attained age 62 or age 55 with ten years of service and has previously elected to do so on a timely basis, then the participant may receive the amounts in substantially equal annual installments over a period of up to ten years. There is a six-month delay in the commencement of distributions for all participants, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Internal Revenue Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant which is demonstrated to the Company’s Retirement Committee.

FISCAL 2015 NONQUALIFIED DEFERRED COMPENSATION TABLE

	Employee Contributions (a)	Company Contributions	Aggregate Earnings (b)	Withdrawals or Distributions	Aggregate Balance (c)
Michael D. Casey	$—	$—	$—	$—	$—
Richard F. Westenberger	$5,506	$—	$(285)	$—	$78,190
Brian J. Lynch	$10,955	$—	$838	$—	$98,804
Kevin D. Corning	$494,420	$—	$(14,270)	$—	$981,219
Michael C. Wu	$—	$—	$—	$—	$—

(a)	All of the amounts reported in this column for Messrs. Westenberger and Lynch are also included within the amount reported for that officer in the 2015 Summary Compensation Table. The amount reported in this column for Mr. Corning, includes $223,300 in contributions from his 2014 annual cash incentive compensation which is not included in the amounts reported for him in the 2015 Summary Compensation Table.
(b)	None of the amounts reported in this column are reported in the All Other Compensation column of the 2015 Summary Compensation Table because the Company does not pay guaranteed or preferential earnings on deferred compensation.
(c)	Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that NEO’s compensation was required to be disclosed in a previous year.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Carter’s, Inc. common stock owned by each of the following parties as of March 21, 2016, or as of such other date as indicated: (a) each person known by the Company to own beneficially more than five percent of the outstanding common stock; (b) our NEOs; (c) each director; and (d) all directors and executive officers as a group. Unless otherwise indicated below, the holder’s address is 3438 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326.

Name of Beneficial Owner	Shares	Percent
Hound Partners, LLC (1)	3,916,912	7.5%
Blackrock, Inc. (2)	3,658,422	7.0%
The Vanguard Group, Inc. (3)	3,622,609	7.0%
Janus Capital Management, LLC (4)	3,181,558	6.1%
Michael D. Casey (5)	910,047	1.7%
Brian J. Lynch (5)	123,538	*
Richard F. Westenberger (5)	86,186	*
Kevin D. Corning (5)	47,269	*
Michael C. Wu (5)	13,464	*
Amy Woods Brinkley (5)	18,918	*
Vanessa J. Castagna (5)	19,676	*
A. Bruce Cleverly (5)	7,321	*
Jevin S. Eagle (5)	7,282	*
Paul Fulton (5)	86,242	*
William J. Montgoris (5)	27,473	*
David Pulver (5)	50,502	*
Thomas E. Whiddon (5)	67,520	*
All directors and Executive Officers as a group (5)	1,616,500	3.1%

*	Indicates less than 1% of our common stock.

(1)	This information is based on Schedule 13G/A, filed with the SEC on February 16, 2016. Hound Partners, LLC and Jonathan Auerbach have shared voting power and dispositive power covering 3,916,912 shares of our common stock. The address for Hound Partners, LLC is 101 Park Avenue, 48th Floor, New York, NY 10178.

(2)	This information is based on Schedule 13G/A, filed with the SEC on January 26, 2016. BlackRock, Inc. has sole voting power covering 3,468,016 shares and dispositive power covering 3,658,422 shares of our common stock. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)	This information is based on Schedule 13G/A, filed with the SEC on February 10, 2016. The Vanguard Group, Inc. has sole voting power covering 38,529 shares and sole dispositive power covering 3,584,380 shares of our common stock. The Vanguard Group, Inc. has shared dispositive power covering 38,229 shares of our common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)	This information is based on Schedule 13G/A, filed with the SEC on February 17, 2015. Janus Capital Management, LLC has sole voting power and dispositive power covering 3,181,558 shares of our common stock. INTECH Investment Management (a direct subsidiary of Janus Capital Management, LLC) has shared voting power and dispositive power covering 19,400 shares of our common stock. The address for Janus Capital Management, LLC is 151 Detroit Street, Denver, CO 80206.

(5)	This amount includes (a) number of shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 21, 2016, and (b) number of shares of restricted common stock. Additional detail for each NEO is below:

Name	Exercisable Stock Options	Restricted Common Stock

Michael D. Casey	495,595	123,610
Richard F. Westenberger	35,250	22,045
Brian J. Lynch	56,500	41,192
Kevin D. Corning	17,750	20,345
Michael C. Wu	2,740	10,080
All executive officers as a Group	674,220	266,862

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, file initial reports of ownership and changes in ownership with the SEC and the NYSE. Based on a review of the copies of such forms furnished to the Company with respect to fiscal 2015, the Company believes that all forms were filed in a timely manner during fiscal 2015, except that Mr. Eagle filed a Form 4 on June 3, 2015 for a sale of Company stock that occurred on May 20, 2015.

PROPOSAL NUMBER TWO

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section of this proxy statement beginning on page 20 describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in fiscal 2015 with respect to the compensation of the Company’s NEOs.

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value. The Company’s compensation program for its NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of the NEOs’ total direct compensation to Company performance in the form of incentive compensation.

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

This proposal is commonly referred to as the “say-on-pay” vote and is required pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and intend to consider the outcome of the vote when determining future compensation arrangements for our NEOs.

The Board recommends a vote FOR the approval of compensation of the Company’s NEOs as disclosed in this proxy statement.

Vote Required

Because this Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our NEOs. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

PROPOSAL NUMBER THREE

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Introduction and Background

The Company’s Equity Incentive Plan, as adopted on April 15, 2001 and approved by shareholders on August 15, 2001, and as amended, restated and renamed on October 10, 2003 and approved by shareholders on October 10, 2003 (prior to the Company’s initial public offering) and on May 14, 2004, and as further amended and restated effective as of, and approved by shareholders on, May 12, 2005, May 14, 2009, and May 13, 2011, respectively (the “Existing Equity Incentive Plan”), provides for the grant or award of stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards to eligible employees and directors. To date, we have granted stock options and restricted stock awards, subject to time and/or performance vesting, under the Existing Equity Incentive Plan, including the grants to the NEOs shown above in this proxy statement. We believe that the grants awarded under the Existing Equity Incentive Plan help with retention of our NEOs and other executives and key personnel and also serve to link a portion of their compensation to measures of our performance to provide an incentive for successful long-term strategic management of the Company. The Compensation Committee, the Board, and the Company’s management believe it is in the best interest of the Company and its shareholders to amend and restate the Existing Equity Incentive Plan. Our shareholders are being asked to approve the amendment and restatement of the Existing Equity Incentive Plan (as amended and restated, the “Equity Incentive Plan”).

The Equity Incentive Plan is designed to allow awards granted under it to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits deductions by an employer for compensation in excess of $1 million per year that is paid to “covered employees,” including our Chief Executive Officer and the three other most highly compensated executive officers, excluding our Chief Financial Officer, at the end of the applicable fiscal year. However, performance-based compensation is not subject to this limitation and is deductible if: (1) such compensation is paid under an incentive plan, the material terms of which are disclosed to and approved by the shareholders prior to payment, (2) such compensation is payable solely based on attainment of one or more objective performance goals established in writing by a committee consisting of two or more “outside directors,” as defined by Section 162(m) of the Code (in this case, the Compensation Committee), (3) such compensation is payable solely upon written certification by the Compensation Committee that the performance goals and any other material terms have been satisfied, and (4) the compensation terms, including applicable performance goals and the maximum amount payable to any covered employee, are approved by shareholders. If the administrator of a plan has the authority to change the targets under a performance goal, such as under our Existing Equity Incentive Plan, then the material terms of the plan must be re-approved by shareholders by the first shareholder meeting that occurs in the fifth year after the year that the shareholders previously approved the performance goal.

In light of these requirements, the Equity Incentive Plan is being submitted to shareholders for approval at the Annual Meeting.

In addition, we have made certain changes to the Equity Incentive Plan to bring it in line with best practices under Section 162(m) of the Code and to conform provisions between it and our Incentive Compensation Plan, as well as other clerical changes.

The modifications described above and the following description are each summaries of the material features of the Equity Incentive Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Equity Incentive Plan which is attached hereto as Appendix B. The Equity Incentive Plan is not required to be qualified under Section 401 of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Board and the Compensation Committee have approved the Equity Incentive Plan.

Summary of Equity Incentive Plan

Purpose. The Equity Incentive Plan enhances the Company’s ability to continue to attract and retain able key employees and directors, reward such individuals for their contributions, and encourage such individuals to take into account the long-term interests of the Company and its subsidiaries. To this end, the Equity Incentive Plan permits the Company to grant a variety of stock-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, promises to deliver stock in the future, and rights to receive stock based on performance.

Eligibility and Participation. Directors and key employees who, in the opinion of the Equity Incentive Plan’s administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries will be eligible to receive awards under the Equity Incentive Plan.

Effective Date and Term. The effective date of the Equity Incentive Plan if Proposal Number Three is approved will be May 11, 2016, the date of our Annual Meeting. Although the number of shares that may be granted under the Equity Incentive Plan is limited, as described below, there is no time limit on the duration of the Equity Incentive Plan itself.

Administration. The Equity Incentive Plan is administered by, or under the direction of, the Compensation Committee. The administrator will set the terms of all awards including the exercise price for awards that have one. Subject only to the limitations provided in the Equity Incentive Plan, the administrator has discretionary authority to interpret the Equity Incentive Plan; determine eligibility for and grant awards; determine, modify, or waive the terms and conditions of any award; prescribe forms, rules, and procedures; and otherwise do all things necessary to carry out the purposes of the Equity Incentive Plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the administrator intends to exercise its discretion under the Equity Incentive Plan so as to qualify the award for that exception. Determinations of the administrator made under the Equity Incentive Plan are conclusive and bind all parties.

Section 162(m) Limits and Requirements. The maximum number of shares for which stock options may be granted to any person in any calendar year and the maximum number of shares subject to stock appreciation rights granted to any person in any calendar year will each be 1,000,000, subject to adjustments in the event of changes in our capitalization as described above. The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars), subject to adjustments in the event of changes in our capitalization as described above. The administrator has the authority, at the time an award is granted under the Equity Incentive Plan, to designate such award as a “performance award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code. With respect to such awards, the administrator determines the length of the performance period, and then determines which participants will be eligible to receive performance awards with respect to such performance period and establishes one or more specific performance goals that must be achieved, within the first 90 days of the performance period for such performance awards (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code). The achievement of the performance goals serve as a condition to the grant, vesting, or payment of the performance award, as determined by the administrator. The performance goals pre-established by the administrator will be based on the attainment of one or more of the following performance criteria: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings. Any one or more of the above performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an affiliate as a whole or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company and/or an affiliate or any combination thereof, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator, in its sole discretion, deems appropriate.

Prior to grant, vesting, or payment of the performance award, as the case may be, the administrator determines whether the performance goals applicable to a performance award have been attained during the performance period, and such determination is conclusive. If the performance goals are not attained, no other award is provided in substitution of the performance award. The administrator will have the discretion to adjust downwards, but not upwards, amounts payable or benefits granted, issued, retained or vested under a performance award described above. The administrator does not have the discretion to waive the achievement of performance goals applicable to performance awards. The administrator is authorized to adjust or modify the calculation of a performance goal (to the extent permitted under Section 162(m) of the Code) in order to prevent the dilution or enlargement of the rights of participants, based on any of the following events that occur during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

The provisions of the previous paragraph will not apply to an award that consists of a stock option or stock appreciation right that was granted with an exercise price not less than the fair market value of the underlying stock on the date of grant.

Shares Subject to the Equity Incentive Plan

Number of Shares. The aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the Equity Incentive Plan is 15,778,392, subject to adjustment in the event of certain changes in our capitalization as described below. As of the record date, there were 1,600,684 shares of common stock available for delivery. Please note that we are not seeking approval to increase the number of shares available under the Equity Incentive Plan at this time, and that the number of authorized shares is the same as under the Existing Equity Incentive Plan.

Any shares of common stock granted in connection with awards other than options and stock appreciation rights will reduce the number of shares of common stock available for issuance under the Equity Incentive Plan by 1.46 shares for every one share of stock subject to such award. With respect to stock appreciation rights, if such a right is exercised, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be reduced by the aggregate number of shares subject to the stock appreciation right so exercised. If shares of common stock are withheld from an award granted under the Equity Incentive Plan in order to satisfy tax withholding obligations, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be the aggregate number of shares subject to the award or the portion of the award that was exercised or settled. In addition, no incentive stock options may be granted under the Equity Incentive Plan after August 15, 2011, except with respect to the 3,725,000 shares approved in 2011, which may be granted by the Company until May 13, 2021.

If any award granted under the Equity Incentive Plan terminates, or is otherwise forfeited in whole or in part, before it is fully exercised, or upon exercise is satisfied other than by delivery of stock, the number of shares as to which such award was not exercised shall be available for future grants.

Adjustments to Awards. In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Equity Incentive Plan and to the maximum share limits on awards to individual participants. The administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. In general, such adjustments may be made only if and to the extent that such adjustments will not constitute a modification, extension or renewal of such awards under Section 424(h)(3) of the Code (in the case of incentive stock options), a modification under Section 409A of the Code (in the case of nonstatutory stock options), adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, or cause the Company to be denied a tax deduction on account of Section 162(m) of the Code (with respect to performance awards).

Shares to be Delivered. Shares delivered under the Equity Incentive Plan will be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the Equity Incentive Plan.

Awards

Stock Options. The administrator may from time to time award stock options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and subject to other terms and conditions. Two types of stock options may be granted under the Equity Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and non-statutory options. As indicated above, eligibility for ISOs is limited to our employees. The expiration date of an ISO cannot be more than ten years after the date of the original grant. The expiration date of a non-statutory option is determined by the discretion of the administrator. The exercise price of any option granted under the Equity Incentive Plan cannot be less than the fair market value of the underlying stock on the date of grant. The administrator also determines all other terms and conditions related to the exercise of a stock option, including the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

Stock Appreciation Rights. The administrator may grant stock appreciation rights under the Equity Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant.

Stock Awards; Deferred Stock. The Equity Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Other awards under the Equity Incentive Plan may also be settled with restricted stock. The Equity Incentive Plan also provides for deferred stock grants entitling the recipient to receive shares of common stock in the future on such conditions as the Compensation Committee may specify.

Performance Awards. The Compensation Committee may also make awards subject to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Code, limits and requirements described above under “162(m) Limits and Requirements” will apply.

Dividend Equivalents. With the exception of stock options and stock appreciation rights, the Compensation Committee may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Code.

Non-Transferability. No award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by the participant; provided, however, that the foregoing does not prohibit any transfer of an award of unrestricted stock or, for periods after restricted stock ceases to be subject to restrictions requiring that it be redeemed or offered for sale to the Company if specified conditions are not satisfied.

Effect, Discontinuance, Cancellation, Amendment, and Termination. Neither adoption of the Equity Incentive Plan nor the grant of awards to a participant shall affect our right to make awards to such participant that are not subject to the Equity Incentive Plan, to issue shares to such participant as a bonus or otherwise, or to adopt other plans or compensation arrangements under which shares may be issued.

The administrator may at any time discontinue granting awards under the Equity Incentive Plan. With the consent of the participant, the administrator may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the administrator specifies. The administrator may, but is not obligated to, at any time amend the Equity Incentive Plan or any outstanding award for the purpose of satisfying the requirements of Section 409A or Section 422 of the Code, or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Equity Incentive Plan as to any further grants of awards. However, except to the extent expressly required by the Equity Incentive Plan, no such amendment may adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor may such amendment, without the approval of the shareholders, effectuate a change for which shareholder approval is required under the listing standards of the NYSE or in order for the Equity Incentive Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code.

Federal Tax Effects. The following discussion summarizes the material Federal income tax consequences of the grant and exercise of stock options under the Equity Incentive Plan, based on the Federal income tax laws in effect on the date of this proxy statement. The summary does not purport to be a complete description of Federal tax consequences that may be associated with the Equity Incentive Plan, nor does it cover state, local, or non-United States taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called “disqualifying” disposition results in ordinary income to the optionee (and a deduction available to the Company) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized on the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Non-Statutory Options. In general, a grantee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a capital gain or loss, long or short-term depending on the period the shares are held, for which we are not entitled to a deduction. ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000. In general, ISOs are also treated as non-statutory options to the extent that they are exercised by the optionee more than three months after termination of employment.

Under the so-called “golden parachute” provisions of the Code, options that are granted or that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control in excess of certain limits. If these limits are exceeded the excess may be subject to an additional 20% Federal tax and may be nondeductible to the Company.

Plan Benefits. The future benefits or amounts that would be received under the Equity Incentive Plan by executive officers, non-management directors, and non-executive officer employees are discretionary and are therefore not determinable at this time.

The foregoing is only a summary of the Equity Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

The Board recommends a vote FOR the approval of the Equity Incentive Plan.

Vote Required

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy at our Annual Meeting. Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plan as of the end of its last fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	1,423,660	(2)	$46.56	2,041,526
Equity compensation plans not approved by security holders	—		—	—

Total	1,423,660		$46.56	2,041,526

(1)	Represents stock options that are outstanding or that are available for future issuance pursuant to the Equity Incentive Plan.
(2)	The weighted-average contractual life for all outstanding stock options as of January 2, 2016 was approximately 6.05 years.

PROPOSAL NUMBER FOUR

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED ANNUAL INCENTIVE COMPENSATION PLAN

Introduction and Background

The Annual Incentive Compensation Plan, as adopted on February 10, 1989, as amended and restated effective December 29, 2002, and as further amended and restated effective as of, and approved by shareholders on, May 11, 2006 and May 13, 2011, respectively (the “Existing Incentive Compensation Plan”), provides for the grant of awards to employees providing for the payment of incentive compensation upon the achievement of performance criteria established by the Compensation Committee. Historically, we have paid management and key employees bonuses under the Existing Incentive Compensation Plan, and the Board believes the Existing Incentive Compensation Plan is an important component of management’s potential total cash compensation because it is intended to make an increasing portion of management’s compensation dependent on our performance and to provide incentives to achieve our near and long-term goals, increase shareholder value and improve teamwork in meeting goals and overcoming challenges. The Compensation Committee, the Board and the Company’s management believe it is in the best interest of the Company and its shareholders to amend and restate the Existing Incentive Compensation Plan. Our shareholders are being asked to approve the amendment and restatement of the Existing Incentive Compensation Plan (as amended and restated, the “Incentive Compensation Plan”).

The Incentive Compensation Plan is designed to allow awards granted under it to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits deductions by an employer for compensation in excess of $1 million per year that is paid to “covered employees,” including our Chief Executive Officer and the three other most highly compensated executive officers, excluding our Chief Financial Officer, at the end of the applicable fiscal year. However, performance-based compensation is not subject to this limitation and is deductible if: (1) such compensation is paid under an incentive plan, the material terms of which are disclosed to and approved by the shareholders prior to payment, (2) such compensation is payable solely based on attainment of one or more objective performance goals established in writing by a committee consisting of two or more “outside directors,” as defined by Section 162(m) of the Code (in this case the Compensation Committee), (3) such compensation is payable solely upon written certification by the Committee that the performance goals and any other material terms have been satisfied, and (4) the compensation terms, including applicable performance goals and the maximum amount payable to any covered employee, are approved by shareholders. If the administrator of a plan has the authority to change the targets under a performance goal, such as under the Existing Incentive Compensation Plan, then the material terms of the plan must be re-approved by shareholders by the first shareholder meeting that occurs in the fifth year after the year that the shareholders previously approved the performance goal.

In light of these requirements, the Incentive Compensation Plan is being submitted to shareholders for approval at the 2016 Annual Meeting.

In addition, we have made certain changes to the Incentive Compensation Plan to bring it in line with best practices under Section 162(m) of the Code and to conform provisions between it and our Equity Incentive Plan, as well as other clerical changes.

The modifications described above and the following description are each summaries of the material features of the Incentive Compensation Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Incentive Compensation Plan which is attached hereto as Appendix C. The Board and the Compensation Committee have approved the Incentive Compensation Plan.

Summary of the Incentive Compensation Plan

Purpose. The Incentive Compensation Plan provides a means of paying incentive compensation to those employees (including those who also serve as officers or directors) in managerial and other important positions whose ability, ingenuity, and industry experience contribute materially to our success. Pursuant to the Incentive Compensation Plan, the Compensation Committee establishes performance criteria and grants awards providing for the payment of incentive compensation upon the achievement of such performance criteria.

Eligibility and Participation. Prior to the beginning of each fiscal year, the administrator shall designate which employees may participate in the Incentive Compensation Plan for that year. The administrator may also designate additional employees, who are hired or promoted during the course of each fiscal year, or who otherwise became eligible (as determined by the administrator) during the course of the fiscal year, as eligible to participate in the Incentive Compensation Plan.

Effective Date and Term. The effective date of the Incentive Compensation Plan if Proposal Number Four is approved, will be May 11, 2016, the date of our Annual Meeting. There is no time limit on the duration of the Incentive Compensation Plan.

Administration. The Incentive Compensation Plan is administered by, or under the direction of, the Compensation Committee. The administrator will set the terms of all awards. Subject only to the limitations provided in the Incentive Compensation Plan, the administrator has discretionary authority to interpret the Incentive Compensation Plan; determine eligibility for and grant awards; determine, modify, or waive the terms and conditions of any award; prescribe forms, rules, and procedures; and otherwise do all things necessary to carry out the purposes of the Incentive Compensation Plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the administrator intends to exercise its discretion under the Incentive Compensation Plan so as to qualify the award for that exception. Determinations of the administrator made under the Incentive Compensation Plan are conclusive and bind all parties.

Section 162(m) Limits and Requirements. The maximum benefit that may be paid to any person under any awards intended to qualify as performance-based under Section 162(m) of the Code in any calendar year is $5,000,000. The administrator has the authority, at the time an award is granted under the Incentive Compensation Plan, to designate such award as a “performance award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code. With respect to such awards, for each fiscal year of the Company (the performance period), the administrator determines which participants will be eligible to receive performance awards with respect to such performance period and establishes one or more specific performance goals that must be achieved, within the first 90 days of such performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code). The achievement of the performance goals serve as a condition to the grant, vesting, or payment of the performance award, as determined by the administrator. The performance goals pre-established by the administrator will be based on the attainment of one or more of the following performance criteria: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings. Any one or more of the above performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an affiliate as a whole or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company and/or an affiliate or any combination thereof, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator, in its sole discretion, deems appropriate.

Prior to grant, vesting, or payment of the performance award, as the case may be, the administrator determines whether the performance goals applicable to a performance award have been attained during the performance period, and such determination is conclusive. If the performance goals are not attained, no other award is provided in substitution of the performance award. The administrator will have the discretion to adjust downwards, but not upwards, amounts payable or benefits granted, issued, retained or vested under a performance award described above. The administrator does not have the discretion to waive the achievement of performance goals applicable to performance awards. The administrator is authorized to adjust or modify the calculation of a performance goal (to the extent permitted under Section 162(m) of the Code) in order to prevent the dilution or enlargement of the rights of participants, based on any of the following events that occur during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

Incentive Compensation Awards. With respect to any awards that are not designated as a “performance award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code, on or before the close of the first quarter of each fiscal year, the administrator establishes the performance goals that it deems appropriate for determining the aggregate amount of incentive compensation which may be allowed to each of the participants for attainment of such performance goals during the forthcoming year. With respect to any awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the administrator is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a performance goal in order to prevent the dilution or enlargement of the rights of participants, based on any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

We are not required to segregate any of our assets for the reserve account and the amount is available for our general corporate purposes. No participant or beneficiary of any participant may assert any right or claim under the Incentive Compensation Plan against any of our specific assets or our subsidiaries or against the reserve account.

Allocation of Incentive Compensation Awards to Individuals. As soon as practicable after the end of each fiscal year, the Compensation Committee determines the aggregate amount to be allocated to each participant under the Incentive Compensation Plan for the preceding year. With respect to any awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the administrator takes into account the performance criteria and the recommendation of our Chief Executive Officer.

With respect to any award intended to qualify under the performance-based compensation exception under Section 162(m) of the Code, the administrator determines whether the applicable performance goals have been attained, and such determination is conclusive. If the performance goals are not attained, no other award is provided in substitution of the performance award. The administrator has the discretion to adjust downwards but not upwards amounts payable or benefits granted, issued, retained or vested under a performance award intended to qualify under the performance-based compensation exception under Section 162(m) of the Code. The administrator does not have the discretion to waive the achievement of performance goals applicable to such performance awards. However, the administrator is authorized to adjust or modify the calculation of a performance goal (to the extent permitted under Section 162(m) of the Code) in order to prevent the dilution or enlargement of the rights of participants, based on any of the following events that occur during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

Amendment. The Compensation Committee may, from time to time amend, modify, change, or terminate in whole or in part any or all of the provisions of the Incentive Compensation Plan. No such amendment, modification, or change shall reduce the amount then credited to the account of any participant in the reserve account. If the Incentive Compensation Plan is terminated and superseded by a new incentive compensation plan having substantially similar provisions, the accounts of participants in the reserve account, may, at the discretion of the Compensation Committee, be continued in an incentive compensation reserve under such new plan. If the Incentive Compensation Plan is terminated and the Compensation Committee chooses not to continue the accounts of participants in an incentive compensation reserve under a new plan, all amounts credited under the Incentive Compensation Plan will be distributed to the participants or their beneficiaries as soon as practicable, but in no event later than the 30th day following the date of termination of the Incentive Compensation Plan.

Plan Benefits. The future benefits or amounts that would be received under the Incentive Compensation Plan by executive officers, non-management directors, and non-executive officer employees are discretionary and are therefore not determinable at this time.

The foregoing is only a summary of the Incentive Compensation Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

The Board recommends a vote FOR the approval of the Company’s Incentive Compensation Plan.

Vote Required

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

The Company has a written policy that requires all transactions with related persons be reviewed by our Chief Financial Officer, and all such transactions involving more than $10,000 be reviewed by our Chief Financial Officer with our Audit Committee and approved by our Audit Committee. Our Chief Financial Officer annually reviews all transactions with related persons with our Audit Committee. The Company considers the following to be related parties: any director or executive officer of the Company; any nominee for election as a director; any security holder who is known to the Company to own more than five percent of any class of the Company’s voting securities; and any member of the immediate family of any of the parties listed above including such party’s spouse, parents; children; siblings; mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

There were no such transactions during fiscal 2015.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s accounting, auditing, and financial reporting process on behalf of the Board. The Audit Committee’s charter is available in the Investor Relations section of our website at ir.carters.com. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the fiscal year ended January 2, 2016 and PwC’s evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with PwC the matters that are required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the fiscal year ended January 2, 2016 be included in our Annual Report on Form 10-K for fiscal 2015 for filing with the SEC.

Submitted by the Audit Committee

Mr. David Pulver, Chairman
Ms. Amy Woods Brinkley
Mr. William J. Montgoris
Mr. Thomas E. Whiddon

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

PROPOSAL NUMBER FIVE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for fiscal 2016, and the Board recommends that shareholders ratify this appointment. The Board is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification. The Board recommends that shareholders ratify this appointment at the Annual Meeting. Shareholder ratification of the appointment of PwC is not required by law or otherwise. The Board is submitting this matter to shareholders for ratification because the Board believes it to be a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if, in its discretion, it determines that such a change would be in the Company’s best interest and in the best interest of the Company’s shareholders. A representative of PwC is expected to attend the Annual Meeting, and he or she will have the opportunity to make a statement and be available to respond to appropriate questions. For additional information regarding the Company’s relationship with PwC, please refer to the Audit Committee Report above.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC. The Audit Committee has pre-approved the use, as needed, of PwC for specific types of services that fall within categories of non-audit services, including various tax services. The Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval. Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee. All services rendered by PwC in the table below were pre-approved by the Audit Committee.

The aggregate fees that the Company incurred for professional services rendered by PwC for fiscal years 2015 and 2014 were as follows:

	2015	2014
Audit Fees	$1,773,027	$1,626,000
Audit-Related Fees	175,000	130,000
Tax Fees	—	—
All Other Fees	3,600	3,600

Total Fees	$1,951,627	$1,759,600

•	Audit Fees for fiscal years 2015 and 2014 were for professional services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting of the Company, other auditing procedures related to the adoption of new accounting pronouncements, review of other significant transactions, and related out-of-pocket expenses.

•	Audit-Related Fees for fiscal 2015 involved professional services to assess internal controls related to the Company’s implementation of certain software. Audit-Related Fees for fiscal 2014 were for professional services to assess the Company’s controls related to compliance with anti-corruption laws and regulations.

•	All Other Fees for fiscal years 2015 and 2014 consisted of software license fees.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016.

Vote Required

The approval of Proposal Number Five requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A

2015 RETAIL SURVEY PARTICIPANT LIST (“RETAIL SURVEY”)

Abercrombie & Fitch Co.	J. C. Penney Company, Inc.
Academy Sports + Outdoors	J. Crew Group, Inc.
Aeropostale, Inc.	Kate Spade & Company
Ann Inc.	Kenneth Cole Productions, Inc.
Ascena Retail Group, Inc.	Kohl’s Corporation
Bebe Stores, Inc.	L Brands, Inc.
Belk, Inc.	Lands’ End, Inc.
The Bon-Ton Stores, Inc.	L.L. Bean, Inc.
Charlotte Russe, Inc.	Macy’s, Inc.
Chico’s FAS, Inc.	The Neiman Marcus Group, Inc.
The Children’s Place, Inc.	Nordstrom, Inc.
Coach, Inc.	Payless Shoesource Inc.
Deckers Outdoor Corporation	Perry Ellis International, Inc.
Destination Maternity Corporation	PVH Corp.
Dick’s Sporting Goods, Inc.	QVC, Inc.
DSW Inc.	Ralph Lauren Corporation
Express, Inc.	Ross Stores, Inc.
The Finish Line, Inc.	Sears Holdings Corporation
Foot Locker, Inc.	Stage Stores, Inc.
Fossil Group, Inc.	The Talbots, Inc.
The Gap, Inc.	The TJX Companies, Inc.
Hudson’s Bay Company	Vera Bradley, Inc.

A-1

APPENDIX B

CARTER’S, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1.	Definitions.

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose.

The purpose of this amended and restated Plan is to advance the interests of the Company by enhancing the ability of the Company and its subsidiaries to attract and retain able Employees and Directors; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries by providing for the grant to Participants of Stock-based incentive Awards.

3.	Administration.

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), of the Code, the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	Effective Date and Term of Plan.

The Plan was originally adopted on August 15, 2001 and was approved by shareholders on August 15, 2001. The Plan was amended, restated and renamed on October 10, 2003, and approved by shareholders on October 10, 2003, prior to the Company’s initial public offering, and subsequently at the Company’s 2004 annual meeting of shareholders on May 14, 2004. The Plan was further amended and restated and subsequently approved by shareholders at the Company’s 2005 annual meeting of shareholders on May 12, 2005. The Plan was then further amended and restated and subsequently approved by shareholders at the Company’s 2009 annual meeting of shareholders on May 14, 2009. The Plan was then further amended and restated and subsequently approved by shareholders at the Company’s 2011 annual meeting of shareholders on May 13, 2011, effective as such date. The provisions of this amendment and restatement of the Plan shall become effective on the date on which this amendment and restatement is approved by the shareholders of the Company at the Company’s 2016 annual meeting of shareholders on May 11, 2016. Except as hereinafter provided, any Award made prior to shareholder approval of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement. Notwithstanding the foregoing, an Award may be made under the terms of this amendment and restatement of the Plan but prior to shareholder approval of such amendment and restatement if the Award is conditioned upon such approval.

No ISOs may be granted under the Plan after August 15, 2011, except that only with respect to the 3,725,000 new shares of Stock that the shareholders of the Company approved on May 13, 2011, ISOs may be granted by the Company until May 13, 2021.

5.	Shares Subject to the Plan.

(a) Number of Shares. The aggregate maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 15,778,392, of which 1,600,684 shares of stock may be delivered in satisfaction of any new Awards granted after the date this amendment and restatement is approved by the shareholders of the Company. Any shares of Stock granted in connection with Options and SARs shall be counted against this limit as one share of Stock for every one share subject to the Option or SAR. Any shares of Stock granted in connection with Awards other than Options and SARs shall be counted against this limit as 1.46 shares of Stock for every one share of stock subject to the underlying Award. With respect to SARs, if a SAR is exercised the number of shares of stock deemed to have been issued under the Plan shall be the aggregate number of shares subject to the SAR and not just by the number of shares actually delivered upon exercise of the SAR. For the avoidance of doubt, if any Award granted under the Plan terminates without having been exercised in full, or is otherwise forfeited in whole or in part, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such Award was not exercised shall be available for future grants. If shares of Stock are withheld from an Award in order to satisfy a Participant’s tax withholding obligations with respect to such Award pursuant to Section 7 (a)(iv) of the Plan, the number of shares of Stock deemed to have been issued under the Plan shall be the number of shares of Stock that were subject to the Award or portion thereof so exercised or settled and not the net number of shares of Stock actually issued upon the exercise or settlement.

(b) Shares to be Delivered. Stock delivered under the Plan shall be authorized but unissued Stock, or if the Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars). The Plan and Awards hereunder made to Covered Employees (as such term is defined in Section 162(m)) are intended to satisfy Section 162(m) and shall be construed in accordance with that intention.

6.	Eligibility and Participation.

Persons eligible to receive Awards under the Plan shall be such Employees and Directors selected by the Administrator. Eligibility for ISOs is limited to Employees of the Company or of a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

7.	Terms and Conditions of Awards.

(a) All Awards.

(i) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

(ii) Transferability. No Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of an Award of Unrestricted Stock or, for periods after Restricted Stock ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied, Restricted Stock.

(iii) Vesting, Etc. An Award will vest or become exercisable at such time or times and upon such conditions as the Administrator shall specify. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of all or any part of an Award.

(iv) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a

Participant to tender previously owned shares of Stock (which in the case of Stock acquired from the Company shall have been owned by the Participant for such minimum time, if any, as the Administrator may determine) in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(v) Dividend Equivalents, Etc. With the exception of Stock Options and SARs, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). In addition, any amounts payable in respect of Restricted Stock may be subject to such limits or restrictions as the Administrator may impose.

(b) Performance-Based Awards.

(i) General. The Administrator shall have the authority, at the time of grant of any Award described in this Plan to designate such Award as a Performance Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Administrator shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(ii) Eligibility. The Administrator will, in its sole discretion, designate in writing within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Awards in respect of such Performance Period. However, designation of a Participant eligible to receive a Performance Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Award shall be decided solely in accordance with the provisions of this Section 7(b). Moreover, designation of a Participant eligible to receive a Performance Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive a Performance Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive a Performance Award hereunder shall not require designation of any other person as a Participant eligible to receive a Performance Award hereunder in such period or in any other period.

(iii) Discretion of Administrator with Respect to Performance Awards. With regard to a particular Performance Period, the Administrator shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal year in duration), the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Administrator shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7(b)(iii) and record the same in writing.

(iv) Payment of Performance Awards.

(A) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.

(B) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(C) Certification. Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Administrator shall then determine the actual size of each applicable Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion in accordance with Section 7(b)(iv)(D) hereof, if and when it deems appropriate.

(D) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Administrator may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in the Administrator’s sole judgment, such reduction or elimination is appropriate. The Administrator shall not have the discretion to (1) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (2) increase a Performance Award above the maximum amount payable under Section 7(b)(iv)(F) hereof.

(E) Timing of Award Payments. Performance Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7(b), but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

(F) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Award payable to any one Participant under the Plan for a Performance Period shall be as provided in Section 5(c).

(c) Awards Requiring Exercise.

(i) Time and Manner of Exercise of Awards. Any exercise of an Award shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Administrator and (B) payment in full as specified below. A Stock Option shall be exercisable during such period or periods as the Administrator may specify. The latest date on which a Stock Option or SAR may be exercised shall be the Expiration Date.

(ii) Exercise Price. The Exercise Price shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value at the time the Stock Option or SAR is granted; nor shall the Exercise Price be less, in the case of an original issue of authorized stock, than par value. No such Award, once granted, may be re-priced (which includes (i) a lowering of the Exercise Price, (ii) the cancellation of an outstanding Stock Option or SAR accompanied by the grant of a replacement Award of the same or a different type and (iii) the cancellation of a Stock Option or SAR whose Exercise Price is greater than the Fair Market Value of such Award accompanied by the payment of cash to the Participant) other than in accordance with the applicable shareholder approval requirements of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s stock then are listed). In no event shall the Exercise Price of an ISO granted to a ten-percent shareholder be less than 110% of the Fair Market Value at the time the Stock Option is awarded. For this purpose, “ten-percent shareholder” shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in Section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

(iii) Term. The Administrator shall determine the term of each Stock Option and SAR, provided that in no event shall such term extend beyond the Expiration Date.

(iv) Payment of Exercise Price. Stock purchased upon exercise of a Stock Option under the Plan shall be paid for as follows: (i) in cash, by check acceptable to the Administrator (determined in accordance with such guidelines as the Administrator may prescribe), or by money order payable to the order of the Company, or (ii) if so permitted by the Administrator, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Administrator approves a shorter period) having a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, (B) through a broker- assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the administrator or (D) by any combination of the foregoing permissible forms of payment.

(v) Delivery of Stock. A Participant shall not have the rights of a shareholder with regard to Awards under the Plan except as to Stock actually received by him or her under the Plan.

The Company shall not be obligated to deliver any shares of Stock under the Plan (i) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Administrator shall be under no obligation to deliver Stock pursuant to exercise until the Administrator is satisfied as to the authority of the person or persons exercising the Award.

(vi) ISOs. In the case of an ISO, the Administrator will require as a condition of exercise that the Participant exercising the ISO agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the ISO.

(d) Awards Not Requiring Exercise.

Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

(e) Section 409A.

Notwithstanding any other provision hereunder, this Plan and all payments hereunder are intended to comply with the requirements of Section 409A, including transition relief and exemptive provisions thereunder, and shall be construed and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.

8. Effect of Certain Transactions.

(a) Mergers, Etc.

Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity the following rules shall apply:

(i) Awards Other Than Stock Options.

(A) The Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefore, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Administrator determines.

(B) In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each SAR and other Award requiring exercise (other than Stock Options) will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction, provided, that the Administrator may not exercise its discretion under this Section 8(a)(i)(B) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(C) In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan, and, for the avoidance of doubt, in the absence of any such action by the Administrator, all forfeiture and transfer restrictions will lapse.

(ii) Stock Options.

(A) Subject to Section 8(a)(ii)(B) below, all outstanding Stock Options will cease to be exercisable and will be forfeited (after any payment or other consideration deemed equitable by the Administrator for the termination of any vested portion of any Award is made), as of the effective time of the Covered Transaction; provided, that the Administrator may in its sole discretion on or prior to the effective date of the Covered Transaction, (1) make any outstanding Stock Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any Stock Options, and/or (3) in the event of a Covered Transaction under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each share of such Stock surrendered in the Covered Transaction, make or provide for a payment (whether cash, non-cash or a combination of the foregoing) to the Participant equal to the difference between (A) the Fair Market Value times the number of shares of Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the Fair Market Value) and (B) the aggregate Exercise Price of all such outstanding Stock Options in exchange for the termination of such Stock Options.

(B) With respect to an outstanding Stock Option held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity, the Administrator may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph 8(a)(ii)(A) above, arrange to have such surviving or acquiring entity or affiliate assume any Stock Option held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Administrator, is substantially equivalent to any Stock Option being replaced.

The Administrator may grant Awards under the Plan in substitution for awards held by Employees and Directors of another corporation who concurrently become Employees or Directors of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

Notwithstanding any provision of the Plan to the contrary, in the event of a Corporate Transaction, the Administrator may in its discretion and upon at least five (5) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an Exercise Price that equals or exceeds the price to be paid for a share of Stock in connection with the Corporate Transaction, the Administrator may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(b) Changes in and Distributions with Respect to the Stock.

(i) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any Exercise Prices relating to Awards and any other provision of Awards affected by such change, whose determination will be binding on all persons.

(ii) Certain Other Adjustments. In the case of adjustments made pursuant to this Section 8(b), unless the Administrator specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Administrator shall, in the case of ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h)(3) of the Code and in the case of Options that are not ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification of such Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 8(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.	Termination of Employment.

In the case of any Award, the Administrator may, through agreement with the Participant, (including, without limitation, any shareholder agreement of the Company to which the Participant is a party) resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an

Award not otherwise vested prior to termination, and terms allowing a later exercise by a former Employee or Director (or, in the case of a former Employee or Director who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of Employment, but in no case may an Award be exercised after the Expiration Date. If the Administrator does not otherwise provide for such provisions and if a Participant’s Employment terminates prior to the Expiration Date (including by reason of death) the following provisions shall apply:

(a) All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s Employment that are not vested immediately prior to the cessation of Employment shall automatically terminate upon such cessation of Employment.

(b) To the extent vested immediately prior to cessation of Employment, the Stock Option or SAR shall continue to be vested and shall be exercisable thereafter during the period prior to the Expiration Date for 60 days following such cessation (120 days in the event that a Participant’s service terminates by reason of death); provided, however, that if the Participant’s Employment is terminated “for Cause” as defined herein, all unvested or unexercised Awards shall terminate immediately.

(c) Except as otherwise provided in an Award, after completion of the exercise period described in paragraph (b) above, the Awards described in paragraph (b) above shall terminate to the extent not previously exercised, expired, or terminated.

No Award requiring exercise shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

10.	Employment Rights.

Neither the adoption of the Plan nor the grant of Awards shall confer upon any Participant any right to continue as an Employee or Director of the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the Participant’s relationship at any time. Except as specifically provided by the Administrator in any particular case, the loss of existing or potential profit on Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

11.	Effect, Discontinuance, Cancellation, Amendment, and Termination.

Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or compensation arrangements under which Stock may be issued.

The Administrator may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Administrator may at any time, subject to the limitations of the second sentence of Section 8(b)(ii), cancel an existing Award in whole or in part and grant another Award for such number of shares as the Administrator specifies. The Administrator may, but shall not be obligated to, at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of Sections 409A and 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that except to the extent expressly required by the Plan, no such amendment shall adversely affect the rights of any Participant (without his or her consent) under any Award previously granted, nor shall such amendment, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required under the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock then are listed) or in order for the Plan to continue to qualify for the Award of incentive stock options under Section 422 of the Code.

12.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The committee of the Board, consisting of two or more Directors, all of whom shall be “non-employee Directors” within the meaning of Rule 16b-3 under the 1934 Act and “outside Directors” within the meaning of Section 162(m). In addition, membership of the committee shall satisfy such independence or other requirements as may be imposed by the rules of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock then are listed). The Administrator may delegate any of its duties and responsibilities with respect to any aspect of the Plan’s administration to such persons as it deems appropriate, so long as (and only to the extent that) such delegation (i) is permitted by applicable laws, the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock are listed), and the Company’s governance documents, as in effect from time to time, (ii) does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, and (iii) with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i)	Stock Options;

(ii)	SARs;

(iii)	Restricted Stock;

(iv)	Unrestricted Stock;

(v)	Deferred Stock; and

(vi)	Performance Awards.

“Board”: The Board of Directors of the Company.

“Cause” means:

With respect to any Employee: (a) If the Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause, the determination by the Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its reasonable judgment, that any one or more of the following has occurred:

(i)	the Employee shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

(ii)	the Employee shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

(iii)	the Employee shall have breached in any material respect any of the provisions of any agreement between the Employee and the Company or an Affiliate;

(iv)	the Employee shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; or

(v)	the Employee shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Employee or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Carter’s, Inc., a Delaware corporation.

“Covered Transaction”: Any of the following: (i) a person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Stock of the Company; provided, that, a Control Transaction shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total Fair Market Value or total voting power of the Stock of the Company and acquires additional Stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Stock of the Company possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires all of substantially all of the Company’s assets. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall have deemed to have occurred upon the consummation of the tender offer.

“Deferred Stock”: An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

“Director” means a member of the Board.

“Employee”: Any person who is employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive ISOs, an Employee shall mean an employee of the Company or an Affiliate within the meaning of Section 424 of the Code.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exercise Price”: The price at which a share of Stock may be purchased under a Stock Option or the value an increase above which may allow Stock to be purchased under a SAR.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Expiration Date”: In the case of an Award requiring exercise, the date which is ten years (five years in the case of an ISO granted to a “ten percent shareholder” as defined in Section 7(c)(ii)) from the date the Award was granted or such earlier date as may be specified by the Administrator at the time the Award is granted.

“Fair Market Value”: The value of one share of Stock, determined as follows:

(i) if the Stock is listed on a national securities exchange (such as the New York Stock Exchange) or is quoted on The NASDAQ Stock Market (“NASDAQ”), the closing price of a share of Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(ii) if the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for a share of the Stock on the relevant date (or, if such date is not a business day or a day on which the quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent date for which such quotations are reported; and

(iii) if, on the relevant date, the Stock is not publicly traded or reported as described in (i) or (ii) above, the value determined in good faith in accordance with such reasonable valuation method as the Administrator may determine.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award designated by the Administrator as a Performance Award pursuant to Section 7(b) of the Plan.

“Performance Criteria”: The criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

Any one or more of the above Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company and/or an Affiliate or any combination thereof, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Administrator, in its sole discretion, deems appropriate, The Administrator also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified above. To the extent required under Section 162(m) of the Code, the Administrator shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. The Administrator is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

“Performance Period” means the one or more periods of time [not less than one fiscal quarter in duration], as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

“Plan”: The Carter’s, Inc. Amended and Restated Equity Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive Stock equal in value to the excess of the Fair Market Value of the shares of Stock subject to the right over the Fair Market Value of such shares of Stock on the date of grant.

“Securities Act”: The Securities Act of 1933, as amended.

“Stock”: Common Stock of the Company, par value $.01 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

APPENDIX C

CARTER’S, INC.

AMENDED AND RESTATED

ANNUAL INCENTIVE COMPENSATION PLAN

Effective as of May 11, 2016

1.	Purpose of the Plan

The purpose of the Plan is to provide a means of paying incentive compensation to those Employees (including Employees who may also be officers and directors) in managerial and other important positions who contribute materially to the success of the business of the Company by their ability, ingenuity and industry and to reward such contributions by permitting such Employees to share in the results of such success. To accomplish these objectives the Plan provides for the Committee to grant awards providing for the payment of incentive compensation upon the achievement of certain Performance Goals, and to establish, in good faith, such Performance Goals. After such Performance Goals are so fixed an Incentive Compensation Reserve is to be established. Such reserve shall be credited monthly with the total amount of incentive compensation that may be payable to Participants based upon the Performance Goals established by the Committee, and all payments of incentive compensation which may be made to such Employees in satisfaction of awards granted hereunder shall be made from such reserve.

2.	Definitions

As used herein the following words and phrases shall have the following meanings:

(a) “Affiliate” shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

(b) “Board of Directors” shall mean the Board of Directors of Carter’s, Inc.

(c) “Cause” shall mean (a) in the case of any Employee who is a party to an Employment Agreement that defines “cause,” “cause” as is defined in such Employment Agreement or (b) in the case of any other Employee, the determination by the Committee (or the authorized delegate of the Committee, to the extent applicable), in its reasonable judgment, that any one or more of the following has occurred: (i) the Employee shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude; (ii) the Employee shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty; (iii) the Employee shall have breached in any material respect any of the provisions of any agreement between the Employee and the Company or an Affiliate; (iv) the Employee shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; or (v) the Employee shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Employee or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates. The Committee (or the authorized delegate of the Committee, to the extent applicable), in its absolute discretion, shall determine the effect of all matters and questions relating to whether an Employee has been discharged for Cause.

(d) “Committee” shall mean the Compensation Committee of the Board of Directors or, if the Board of Directors has not appointed a Compensation Committee, any other committee of the Board of Directors as established by the Board of Directors. The Committee may delegate any of its duties and responsibilities with respect to any aspect of the Plan’s administration to such persons as it deems appropriate, so long as (and only to the extent that) such delegation (i) is permitted by applicable laws, the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock are listed), and the Company’s governance documents, as in effect from time to time, (ii) does not adversely affect the exemption provided pursuant to Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended, and (iii) with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

(e) “Company” shall mean Carter’s, Inc., and its respective successors.

(f) “Employee” shall mean any person, including any officer, who is regularly employed by the Company or a Subsidiary at any time during the year on a salaried basis. Any person who serves the Company or a Subsidiary solely as a director shall not be considered an Employee.

(g) “Employment Agreement” shall mean a written employment agreement between an Employee and the Company or a Subsidiary as in effect at the relevant time.

(h) “Incentive Compensation Award” shall mean any award that is not a Performance Award.

(i) “Incentive Compensation Reserve” shall mean an account established and maintained on the books of the Company to which there shall be credited for each year the amounts of incentive compensation which may be payable to Participants under the Plan, which account shall be credited pursuant to the terms of the Plan.

(j) “Independent Auditors” shall mean, with respect to any year, the independent auditors who have been authorized by the Board of Directors to audit the financials of the Company for that year.

(k) “Participant” shall mean an Employee who has become a participant pursuant to the provisions of Section 3 of the Plan and is therefore eligible for an award hereunder.

(l) “Plan” shall mean this Amended and Restated Annual Incentive Compensation Plan in its entirety, including any amendments thereto as herein permitted.

(m) “Performance Award” shall mean an award designated by the Committee as a Performance Award pursuant to Section 12 of the Plan.

(n) “Performance Criteria” shall mean specified criteria, goals, standards or formulas the satisfaction of which is a condition for the grant, vesting or payment of an award. With respect to any Incentive Compensation Awards, a Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. With respect to any Performance Awards, the Performance Criteria used to establish the applicable Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any one or more of the above Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate (i) as a whole or with respect to any division, subsidiary, line of business, operational unit, project or geographical basis of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or (ii) as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

(o) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to a Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

(p) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(q) “Performance Period” shall mean a fiscal year of the Company.

(r) “Subsidiary” shall mean a corporation, foreign or domestic, a majority of the voting stock of which is owned or controlled, directly or indirectly by the Company.

3.	Participants

The Committee in its sole discretion shall, prior to the first day of each fiscal year, designate which Employees shall become Participants for such fiscal year. In addition, in the event that (a) an Employee is hired into or promoted into a position during a fiscal year and the Committee, in its sole discretion, has designated that Employees in such position shall become Participants for such fiscal year, or (b) the Committee designates one or more Employees as eligible to become Participants during a fiscal year, such Employees shall become Participants on the date of such event. The Committee may prorate any award to a Participant described in the preceding sentence to the extent that the Committee deems necessary or desirable.

4.	Incentive Compensation Awards

(a) With respect to Incentive Compensation Awards, the Committee shall, on or before the close of the first quarter of each fiscal year, establish such Performance Goals as it deems appropriate for determining the aggregate amount of incentive compensation which may be allowed to each of the Participants in respect to the forthcoming year and shall notify each Participant of the Performance Goals so established.

(b) With respect to Incentive Compensation Awards, the Committee is authorized, in its sole and absolute discretion, to adjust or modify the calculation of any Performance Goal subsequent to its establishment in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(c) The aggregate amount of incentive compensation to be credited to the Incentive Compensation Reserve for each year shall be the sum of total amounts attainable by Participants as awards under the Performance Goals established by the Committee pursuant to Section 4(a) or Section 12.

5.	Allocation of Incentive Compensation Awards to Individuals

As soon as practicable after the end of each fiscal year, the Committee shall in good faith determine in its sole discretion the aggregate amount to be allocated to each Participant under the Plan for the preceding year. With respect to any Incentive Compensation Awards, such determination shall take into account the Performance Goals established pursuant to Section 4 and the recommendation of the Chief Executive Officer of the Company. With respect to any Incentive Compensation Awards, such determination shall be made pursuant to Section 12. In the event that part or all of the aggregate amount of incentive compensation credited to the Incentive Compensation Reserve is not allocated to individual Participants’ accounts, such unallocated amounts shall be released from the Incentive Compensation Reserve and shall become part of the general funds of the Company.

6.	Payment of Incentive Compensation

(a) The total amount allocated and credited to an individual Participant’s account in the Incentive Compensation Reserve pursuant to Section 5 shall be known as the Participant’s “Incentive Share.” A Participant’s Incentive Share shall be paid to the Participant in cash as soon as practicable after the Committee’s actions pursuant to Section 5, but in no event later than March 15 of the year following the year in respect of which such allocation is made or if the Company’s audited financial statements have not been issued as of such date, than no later than December 31 of the year in which such allocation is made.

(b) If the employment of a Participant is terminated by the Company (or any of its Subsidiaries) or the Participant for any reason prior to such date, the Committee may determine in its sole discretion the amount of incentive compensation, if any, which it will award to such Participant. The Committee may or may not take into account the Performance Criteria established pursuant to Section 4(a) in making such determination.

(c) If an individual is employed during the year and is designated as a Participant for the remainder of the year, such Participant shall be entitled to the amount of incentive compensation, if any, which the Committee in its sole discretion may determine, provided that in no event shall any Participant’s Incentive Share be reduced in connection with the adding of additional new Participants during the year.

7.	Incentive Compensation Reserve

(a) The Company shall establish on its books an account known as the Incentive Compensation Reserve to which there shall be credited for each year the amounts of incentive compensation payable to Participants. The Company shall not be required to segregate any of its assets for the Incentive Compensation Reserve and the amount shall be available for the general corporate purposes of the Company. No Participant or beneficiary of any Participant may assert any right or claim under the Plan against any specific assets of the Company or its Subsidiaries or the Incentive Compensation Reserve as such.

(b) In the event of a Participant’s death, payments hereunder shall be made to the estate of the Participant.

8.	Amendment

The Committee may from time to time amend, modify, change or terminate in whole or in part any or all of the provisions of the Plan. No such amendment, modification or change shall have the effect of reducing the amount then credited to the account of any Participant in the Incentive Compensation Reserve. If the Plan is terminated and superseded by a new incentive compensation plan having substantially similar provisions, the accounts of Participants in the Incentive Compensation Reserve, may, at the discretion of the Committee, be continued in an incentive compensation reserve under such new plan; in such event, all amounts credited under the Plan shall be distributed at such times and in such manner as if the Plan had remained in effect, provided however, that the Committee may, in its discretion, direct that such distributions be made at any earlier date. If the Plan is terminated and the Committee does not elect to continue the accounts of Participants in an incentive compensation reserve under a new incentive compensation plan, all amounts credited under the Plan shall be distributed to the Participants or their beneficiaries as soon as practicable, but in no event later than the 30th day following the date of termination of the Plan.

9.	Effective Date

The Plan was originally adopted on February 10, 1989. The Plan was amended and restated effective with respect to the fiscal year beginning December 29, 2002. The Plan was further amended and restated and subsequently approved by shareholders at the Company’s 2006 annual meeting of shareholders on May 11, 2006. The Plan was then further amended and restated and subsequently approved by shareholders at the Company’s 2011 annual meeting of shareholders on May 13, 2011, effective on such date. The provisions of this amendment and restatement of the Plan shall become effective on the date on which this amendment and restatement is approved by the shareholders of the Company at the Company’s 2016 annual meeting of shareholders on May 11, 2016.

10.	Miscellaneous

(a) No payment under the Plan shall be subject to anticipation, alienation, transfer or assignment and any attempt to anticipate, alienate, transfer or assign the same shall be void.

(b) The Plan shall not constitute an exclusive method of providing incentive or other additional compensation to Employees, nor shall it impair or limit the right of the Company to fix and to change from time to time the basic compensation payable to any Employee.

(c) Participation in the Plan shall not confer upon the Participant any right to continue in the employ of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment of the Participant with or without Cause.

11.	Administration

(a) The Plan shall be administered by, or under the direction of, the Committee. The Committee shall have the exclusive right to interpret and construe the provisions of the Plan and any construction or interpretation adopted by the Committee shall be conclusive and binding on the Participants and their beneficiaries. With respect to an award to which Section 12 applies, the Committee will exercise its discretion consistent with qualifying such award as performance-based within the meaning of Section 162(m) of the Code.

(b) Any determination of EBITDA, net income or other financial results which may serve as Performance Criteria for the determination of awards and any determinations regarding the status of the Incentive Compensation Reserve made by the officers of the Company having responsibility for financial reporting and internal auditing procedures shall be subject to review and approval by the Committee after consultation, if deemed appropriate by the Committee, with the Independent Auditors.

12.	Performance-Based Awards Under Code Section 162(m)

(a) General. The Committee shall have the authority, at the time of grant of any award described in the Plan, to designate such award as a Performance Award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. In the case of any award to which this Section 12 applies, the term “Committee” shall mean a committee of the Board of Directors, consisting of two or more directors, all of whom shall be “outside directors” within the meaning of Section 162(m) of the Code.

(b) Eligibility. The Committee will, in its sole discretion, designate in writing within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Awards in respect of such Performance Period. However, designation of a Participant eligible to receive a Performance Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Award shall be decided solely in accordance with the provisions of this Section 12. Moreover, designation of a Participant eligible to receive a Performance Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive a Performance

Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive a Performance Award hereunder shall not require designation of any other person as a Participant eligible to receive a Performance Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 12(c) and record the same in writing. Furthermore, the Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(d) Payment of Performance Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable award agreement, a Participant must be employed by the Company on the payment date for the applicable Performance Award to be eligible for payment in respect of such Performance Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual amount of each applicable Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion in accordance with Section 12(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual amount of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the Performance Period through the use of negative discretion if, in the Committee’s sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (1) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (2) increase a Performance Award above the maximum amount payable under Section 12(d)(vi) hereof. The Committee shall not exercise its discretion to reduce the amount of a Performance Award on account of the addition of new Participants during a Performance Period. If the employment of a Participant is terminated by the Company (or any of its Subsidiaries) or the Participant for any reason prior to the end of a Performance Period, the Committee may determine in its sole discretion the amount of incentive compensation, if any, which it will award to such Participant.

(v) Timing of Award Payments. Performance Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 12, but in no event later than March 15 of the year following the year in respect of which such allocation is made or if the Company’s audited financial statements have not been issued as of such date, than no later than December 31 of the year in which such allocation is made.

(vi) Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Award payable to any one Participant under the Plan in any calendar year shall be $5,000,000.

13.	Section 409A

Notwithstanding any other provision hereunder, the Plan and all payments hereunder are intended to comply with the requirements of Section 409A of the Code, including transition relief and exemptive provisions thereunder, and shall be construed and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Committee, nor any person acting on behalf of the Company, any Affiliate, or the Committee, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an award granted under the Plan by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of such an award to satisfy the requirements of Section 409A of the Code.

14.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

VOTE BY INTERNET www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m.

Eastern Time on May 10, 2016. Have your proxy card in hand when you access

3438 PEACHTREE ROAD NE the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

SUITE 1800 VOTE BY PHONE - 1-800-690-6903

ATLANTA, GEORGIA 30326

Use any touch-tone telephone to transmit your voting instructions up until

11:59 p.m. Eastern Time on May 10, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carter’s, Inc., c/o Broadridge Financial Solutions, Inc.,

51 Mercedes Way, Edgewood, New York 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER MATERIALS

If you would like to reduce Carter’s Inc.’s costs and the environmental impact of mailing proxy materials, you can consent to receiving all future proxy statements,

proxy cards, and annual reports via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07037-P76274 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CARTER’S, INC.

Vote on Election of Directors

1.Election of Class I Directors: For Against Abstain

Nominees:

1a. Vanessa J. Castagna ! ! !

1b. William J. Montgoris ! ! !

1c. David Pulver ! ! !

The Board of Directors recommends a vote FOR the election

of the Class I Nominees.

Vote to approve named executive compensation

2.Advisory approval of executive compensation. ! ! !

The Board of Directors recommends a vote FOR the approval

of executive compensation.

Vote on the approval of the Company’s Amended and

Restated Equity Incentive Plan

3.Approval of the Company’s Amended and Restated Equity ! ! !

Incentive Plan.

The Board of Directors recommends a vote FOR the approval of the Company’s Amended and Restated Equity Incentive Plan.

Please indicate if you plan to attend this meeting. ! !

Yes No

Vote on the approval of the Company’s Amended and Restated Annual Incentive Compensation Plan

Approval of the Company’s Amended and Restated Annual Incentive Compensation Plan.

The Board of Directors recommends a vote FOR the approval of the Company’s Amended and Restated Annual Incentive Compensation Plan.

Vote on Ratification of PricewaterhouseCoopers LLP

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016.

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

For Against Abstain

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Invitation to Carter’s, Inc.

2016 Annual Meeting of Shareholders

Carter’s, Inc. will conduct its Annual Meeting of Shareholders on Wednesday, May 11, 2016, at 8:00 a.m. The meeting will be held at our offices located at 3438 Peachtree Road NE, Atlanta, Georgia 30326.

You are cordially invited to join us for refreshments prior to the Annual Meeting, beginning at 7:30 a.m. The meeting will convene promptly at 8:00 a.m.

In order to expedite your entrance into the meeting, please present this invitation at the registration desk. Invitations or proof of stock ownership as of the record date of March 21, 2016, will be required to enter the meeting. Photo identification is also required for admission.

We look forward to your participation.

Important Notice Regarding Internet Availability of the Annual Report and Proxy Materials for the Annual Meeting:

Combined document containing Proxy Materials and Annual Report is available at www.proxyvote.com.

E07038-P76274

PROXY

CARTER’S, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARTER’S, INC.

ANNUAL MEETING OF SHAREHOLDERS - MAY 11, 2016

The undersigned hereby appoints Michael D. Casey and Michael C. Wu as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 11, 2016, and at any and all adjournments thereof.

The proxies will vote as directed by the shareholder on this proxy card. If this proxy card is signed and returned but does not provide specific direction with respect to a voting item, this proxy will be voted with respect to such item as recommended by the Board of Directors. The proxies will vote, in their discretion, upon such other business as may properly come before the meeting and any and all adjournments thereof.

Your vote on the election of Class I Directors, advisory approval of compensation paid to the Company’s named executive officers, approval of the Company’s Amended and Restated Equity Incentive Plan, approval of the Company’s Amended and Restated Annual Incentive Compensation Plan, and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016 may be specified on the reverse side of this card.

(Continued and to be signed on the reverse side)